DATED     1st June             2006

GULFMARK REDERI AS
(as borrower)

- and -

DnB NOR Bank ASA
and others
(as banks)

- and -

DnB NOR Bank ASA
(as mandated lead arranger)

- and -

DnB NOR Bank ASA
(as agent and security trustee)

_________________________________________

US$30,000,000 SECURED
REDUCING REVOLVING LOAN
FACILITY AGREEMENT
_________________________________________

STEPHENSON HARWOOD
One, St. Paul's Churchyard
London EC4M 8SH
Tel: 020 7329 4422
Fax: 020 7329 7100
Ref: 1313

CONTENTS

1	Definitions and Interpretation	1
2	The Facility and its Purpose	21
3	Conditions Precedent and Subsequent	27
4	Representations and Warranties	31
5	Repayment, Prepayment and Currency Option	35
6	Interest	38
7	Fees	40
8	Security Documents	40
9	Agency and Trust	41
10	Covenants	50
11	Earnings	67
12	Events Of Default	68
13	Set-Off and Lien	72
14	Assignment and Sub-Participation	74
15	Payments, Mandatory Prepayment, Reserve Requirements and Illegality	76
16	Communications	80
17	General Indemnities	81
18	Miscellaneous	84
19	Law and Jurisdiction	88
	SCHEDULE 1	90
	The Banks, the Commitments and the Proportionate Shares	90
	SCHEDULE 2	91
	The Vessels	91

SCHEDULE 3	92
Form of Transfer Certificate	92
SCHEDULE 4	95
Form of Drawdown Notice	95
SCHEDULE 5	97
Calculation of the Mandatory Cost	97
SCHEDULE 6	100
Form of Compliance Certificate	100
SCHEDULE 7	102
Calculation of Effective Interest	102

LOAN FACILITY AGREEMENT

Dated:   1st June 2006

BETWEEN:-

(1)	GULFMARK REDERI AS, a company incorporated according to the law of Norway whose principal place of business is at Strandgaten 5, 4307 Sandnes, Norway (the "Borrower"); and

(2)	the banks and financial institutions listed in Schedule 1, each acting through its office at the address indicated against its name in Schedule 1 (together "the Banks" and each a "Bank"); and

(3)	DnB NOR Bank ASA acting as mandated lead arranger (in that capacity the "MLA"); and

(4)	DnB NOR Bank ASA acting as agent and security trustee through its office at Lars Hillesgate 30, PO Box 7100, NO-5020 Bergen, Norway (in that capacity the "Agent").

WHEREAS:-

Each of the Banks has agreed to advance to the Borrower its respective Commitment of an aggregate principal amount not exceeding thirty million Dollars ($30,000,000) for the general corporate purposes of the Borrower.

IT IS AGREED as follows:-

1	Definitions and Interpretation

1.1 Definitions

In this Agreement:-

1.1.1	"Accounts" means the consolidated financial accounts of the Guarantor to be provided to the Agent pursuant hereto.

1.1.2
"Address for Service" means c/o Gulf Offshore N.S. Limited of 10 Charlotte Road, Barnes, London, SW13 9QJ, England or, in relation to any of the Security Parties, such other address in England and Wales as that Security Party may from time to time designate by no fewer than ten (10) Business Days' written notice to the Agent.

1.1.3	"Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code.

1.1.4	"Advance Date", in relation to any Drawing, means the date on which that Drawing is advanced by the Banks to the Borrower pursuant to Clause 2.

1.1.5
"Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11.00 a.m. on a particular day.

1.1.6	"Approved Brokers" means H. Clarkson & Co. Ltd, Simpson Spence & Young Shipbrokers Ltd, Fearnley AS, R. S. Platou AS and Seabrokers Group.

1.1.7
"Assignments" means the first priority assignments of the Insurances and Requisition Compensation of the Vessels to be made between the Borrower and the Agent referred to in Clause 8.1.2 (each an "Assignment").

1.1.8	"Assigned Property" means the Insurances and the Requisition Compensation.

1.1.9 "Base Currency" means Dollars.

1.1.10
"Base Currency Amount" means the amount specified in the Drawdown Request or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three (3) Business Days before the Advance Date adjusted to reflect any repayment (other than a repayment arising from a change of currency) or prepayment.

1.1.11
"Borrower's Obligations" means all of the liabilities and obligations of the Borrower to the Finance Parties under or pursuant to the Borrower's Security Documents, whether actual or contingent, present or future, and whether incurred alone or jointly or jointly and severally with any other and in whatever currency, including (without limitation) interest, commission and all other charges and expenses.

1.1.12	"Borrower's Security Documents" means those of the Security Documents to which the Borrower is or is to be a party.

1.1.13
"Break Costs" means all documented costs, losses, premiums or penalties incurred by any of the Finance Parties in the circumstances contemplated by Clause 17.4 or as a result of any of them receiving any prepayment of all or any part of the Facility (whether pursuant to Clauses 5.2 and 5.3 or otherwise) or any other payment under or in relation to the Security Documents on a day other than the due date for payment of the sum in question, and includes (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain the Facility, and any liabilities, expenses or losses incurred by any of the Finance Parties in terminating or reversing, or otherwise in connection with, any interest rate and/or currency swap, transaction or arrangement entered into by any of the Finance Parties with any member of the Group to hedge any exposure arising under this Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement.

1.1.14	"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York City and Bergen and which is a TARGET Day.

1.1.15
"Commitment" means, in relation to each Bank, the amount of the Facility which that Bank agrees to advance to the Borrower as its several liability as indicated against the name of that Bank in Schedule 1, as reduced from time to time in accordance with Clause 2.4, or, where the context permits, the amount of the Facility advanced by that Bank and remaining outstanding.

1.1.16	"Commitment Commission" means the commitment commission to be paid by the Borrower to the Agent on behalf of the Banks pursuant to Clause 7.

1.1.17	"Commitment Termination Date" means the date falling one month prior to the Termination Date.

1.1.18	"Communication" means any notice, approval, demand, request or other communication from one party to this Agreement to any other party to this Agreement.

1.1.19
"Communications Address" means 10111 Richmond Avenue, Suite 340, Houston, Texas, 77042, the United States of America (fax no: +1 713 963 0541 marked for the attention of Mr E. Guthrie, email: ed.guthrie@gulfmark.com).

1.1.20	"Company" means at any given time the company responsible for a Vessel's compliance with (i) the ISM Code under paragraph 1.1.2 of the ISM Code and/or (ii) the ISPS Code (as the case may be).

1.1.21	"Compliance Certificate" means a certificate to be delivered by the Borrower to the Agent substantially in the form of Schedule 6.

1.1.22
"Currency of Account" means, in relation to any payment to be made to a Finance Party pursuant to any of the Security Documents, the currency in which that payment is required to be made by the terms of the relevant Security Document.

1.1.23	"Default Rate" means the rate which is the aggregate of LIBOR, any Mandatory Cost, the Margin and two per centum (2%) per annum.

1.1.24	"Determination Date" means

(a) the last day of each calendar quarter during the Facility Period;

(b) after the occurrence of an Event of Default which is continuing, any date designated by the Agent upon at least three (3) Business Days' prior written notice to the Borrower; and

(c) each Advance Date.

1.1.25	"DOC" means in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

1.1.26	"Dollars" "US$" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America.

1.1.27	"Drawdown Notice" means a notice complying with Clause 2.3 in the form set out in Schedule 4.

1.1.28	"Drawing" means a part (or, if requested and available, all) of the Facility advanced by the Banks to the Borrower in accordance with Clause 2.

1.1.29
"Earnings", in relation to a Vessel, means all hires including (without limitation) all time charter hire and bareboat charter hire, freights, pool income and other sums payable to or for the account of the Borrower in respect of that Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of that Vessel.

1.1.30	"Earnings Account" means a bank account to be opened in the name of the Borrower with the Agent and designated "Vessel Net Earnings Account".

1.1.31	"EBITDA" means, for any twelve month period ending on a Determination Date, the consolidated profit on ordinary activities of the Group before Taxes:

(a) adjusted to exclude interest received or receivable and other similar income to the extent not already excluded;

(b) before the depreciation of fixed assets but after excluding any loss or gain arising on the disposal of fixed assets or shares;

(c) before the deduction of Interest Expense for such period;

(d) before any charge for the amortisation of goodwill, merger differences, acquisition costs or any other intangible asset; and

(e) before adding or deducting extraordinary or exceptional items (to include, for the avoidance of doubt, any redundancy costs and foreign exchange profits and losses in relation to the funding of the business) in each case for such period.

1.1.32
"Encumbrance" means any mortgage, charge, pledge, lien, assignment, hypothecation, preferential right, option, title retention or trust arrangement or any other agreement or arrangement which, in any of the aforementioned instances, has the effect of creating security.

1.1.33
"Environmental Affiliate" means an agent or employee of the Borrower or a person in a contractual relationship with the Borrower in respect of the Vessel owned by it (including without limitation, the operation of or the carriage of cargo of such Vessel).

1.1.34	"Environmental Approvals" means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Laws.

1.1.35
"Environmental Claim" means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders, demands or investigations instituted or completed pursuant to any Environmental Laws or Environmental Approvals together with any claims made by any third person relating to damage, contribution, loss or injury resulting from any Environmental Incident.

1.1.36	"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from a Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the relevant Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or where any guarantor, any manager (or any sub-manager of such Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from such Vessel and in connection with which that Vessel is actually or potentially liable to be arrested and/or where any guarantor, any manager (or any sub-manager of the relevant Vessel) or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action.

1.1.37	"Environmental Laws" means all present and future laws, regulations, treaties and conventions of any applicable jurisdiction which:

(a)	have as a purpose or effect the protection of, and/or prevention of harm or damage to, the environment;

(b)	relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

(c)	provide remedies or compensation for harm or damage to the environment; or

(d)	relate to Environmentally Sensitive Materials or health or safety matters.

1.1.38
"Environmentally Sensitive Material" means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree.

1.1.39 "EURIBOR" means:

(a) the applicable Screen Rate; or

(b) (if no Screen Rate is available for the relevant Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, at 11.00 a.m. (Brussels time) on the Quotation Day for the offering of deposits in euro in an amount comparable to the Loan (or any relevant part of the Loan) and for a period comparable to the relevant Interest Period.

1.1.40	"euro" and "€" means the single currency of the Participating Member States.

1.1.41	"Event of Default" means any of the events set out in Clause 12.2.

1.1.42	"Execution Date" means the date on which this Agreement is executed by each of the parties hereto.

1.1.43	"Facility" means the reducing revolving credit facility made available by the Banks to the Borrower pursuant to this Agreement.

1.1.44	"Facility Outstandings" at any time means the total of all Drawings made at that time, to the extent not reduced by repayments, prepayments or voluntary reductions.

1.1.45
"Facility Period" means the period beginning on the Execution Date and ending on the date when the whole of the Indebtedness has been repaid in full and the Borrower has ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Security Documents.

1.1.46	"Fee Letter" means a letter or letters from the Agent to the Borrower setting out certain fees payable to the Agent in connection with the Facility.

1.1.47
"Final Balloon Payment" means an amount of twenty million Dollars ($20,000,000), less any voluntary cancellation pursuant to Clause 2.4.2 or any mandatory prepayment pursuant to Clause 2.4.3 or Clause 2.4.4, which shall be payable on the Termination Date.

1.1.48	"Finance Parties" means the Banks, the MLA and the Agent.

1.1.49	"Financial Indebtedness" means any indebtedness of any person for or in respect of:

(a)	moneys borrowed or raised;

(b)	amounts raised under any acceptance credit facility;

(c)	amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

(d)	amounts raised pursuant to any issue of shares of the relevant person which are expressed to be redeemable;

(e)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with GAAP, be treated as finance or capital leases;

(f)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument;

(g)	all interest rate, currency swap and similar agreements obliging the making of payments, whether periodically or upon the happening of a contingency (and the value of such indebtedness shall be the mark-to-market valuation of such transaction at the relevant time);

(h)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(i)	any guarantee of indebtedness falling within paragraphs (a) to (i) above.

1.1.50	"First Reduction Date" means the date falling sixty six (66) calendar months after the Execution Date.

1.1.51	"GAAP" means either IFRS or the generally accepted accounting principles in the United States of America.

1.1.52	"Group" means GulfMark Offshore, Inc. and each of its Subsidiaries.

1.1.53	"Guarantee" means the guarantee and indemnity to be made by the Guarantor in favour of the Agent referred to in Clause 8.1.3.

1.1.54
"Guarantor" means GulfMark Offshore, Inc., a company incorporated according to the law of the State of Delaware whose principal place of business is at 10111 Richmond Avenue, Suite 340, Houston, Texas, 77042, the United States of America.

1.1.55	"IFRS" means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board.

1.1.56
"Indebtedness" means the Facility Outstandings; all other sums of any nature including costs (together with all interest on any of those sums) which from time to time may be payable by the Borrower to the Finance Parties pursuant to the Security Documents; any damages payable as a result of any breach by the Borrower of any of the Security Documents; and any damages or other sums payable as a result of any of the obligations of the Borrower under or pursuant to any of the Security Documents being disclaimed by a liquidator or any other person, or, where the context permits, the amount thereof for the time being outstanding.

1.1.57
"Insurances", in relation to a Vessel, means all policies and contracts of insurance (including but not limited to hull and machinery, all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with that Vessel or her increased value and (where the context permits) all benefits thereof, including all claims of any nature and returns of premium.

1.1.58	"Interest Expense" means the interest paid by any member of the Group on the Total Debt in the twelve month period ending on a Determination Date.

1.1.59	"Interest Payment Date" means each date for the payment of interest in accordance with Clause 6.

1.1.60	"Interest Period" means each interest period selected by the Borrower or agreed by the Banks pursuant to Clause 6.

1.1.61	"ISM Code" means the International Ship Management Code for the Safe Operation of Ships and for Pollution Prevention.

1.1.62	"ISM Company" means, at any given time, the company responsible for a Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

1.1.63
"ISPS Code" means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974.

1.1.64
"law" or "Law" means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

1.1.65	"LIBOR" means:

(a) the applicable Screen Rate; or

(b) (if no Screen Rate is available for any Interest Period or for any currency in which the Facility is to be denominated during that Interest Period) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, at 11.00 a.m. (London time) on the Quotation Day for the offering of deposits in the currency in which the Facility is to be denominated during the relevant Interest Period in an amount comparable to the Facility (or any relevant part of the Facility) and for a period comparable to the relevant Interest Period.

1.1.66	"Majority Banks" means any one or more Banks whose combined Proportionate Shares exceed sixty six and two thirds per centum (66⅔%).

1.1.67	"Manager" means GulfMark Offshore, Inc. or any entity within the Group.

1.1.68
"Mandatory Cost" means for each Bank to which it applies, the cost imputed to that Bank of compliance with the mandatory liquid asset requirements of the Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, determined in accordance with Schedule  5 (Calculation of the Mandatory Cost).

1.1.69
"Margin" shall be calculated on, and effective from each Determination Date in accordance with the following grid based on the ratio of (a) the Guarantor's average Total Debt over the twelve (12) month period terminating on the relevant Determination Date to (b) the Guarantor's consolidated EBITDA determined on the relevant Determination Date:

Total Debt/EBITDA	Applicable Margin
Less than 2.5	0.70% p.a.
Equal to or greater than 2.5
but less than 5.0	0.80% p.a.
Equal to or greater than 5.0	0.90% p.a.
1.1.70	"Material Adverse Effect" means a material adverse change in, or a material adverse effect on:

(a)	the financial condition, assets, prospects or business of any Security Party or on the consolidated financial condition, assets, prospects or business of the Group;

(b)	the ability of any Security Party to perform and comply with its obligations under any Security Document or to avoid any Event of Default;

(c)	the validity, legality or enforceability of any Security Document; or

(d)	the validity, legality or enforceability of any security expressed to be created pursuant to any Security Document or the priority and ranking of any such security.

1.1.71 "Material Subsidiary" means any Subsidiary of the Guarantor whose net asset value represents ten per cent (10%) or more of the net asset value of the Group, as indicated by the financial statements to be delivered to the Agent pursuant to Clause 10.2.1.

1.1.72	"Maximum Facility Amount" means an amount not exceeding thirty million Dollars ($30,000,000), subject to any reductions effected in accordance with Clauses 2.4, 15.7 and 15.8.

1.1.73	"Mortgages" means the first priority ship mortgages together with collateral declaration of pledge thereto over each of the Vessels made or to be made between the Borrower and the Agent referred to in Clause 8.1.1 (each a "Mortgage").

1.1.74
"Mortgagees' Insurances" means all policies and contracts of mortgagees' interest insurance, mortgagees' additional perils (oil pollution) insurance and any other insurance from time to time taken out by the Mortgagee in relation to the Vessel.

1.1.75 "Net Earnings" means the Earnings less any Operating Commissions.

1.1.76 "NIBOR" means the Norwegian interbank offered rate being the rate per annum equal to the offered quotation for deposits in amounts equal to that Drawing (and for periods equal to the Interest Period of that Drawing) appearing on Reuters Screen page NIBR, published by Reuters through its monitor service or any equivalent successor to such service at or about 12:00 p.m. (Oslo time) on the applicable Quotation Day or if no such rate is available, the arithmetic mean (rounded upwards to the nearest 1/16 of one per cent) of the rate per annum at which the Agent is able to acquire NOK in the amount and for the Interest Period equal to such Drawing in the Norwegian interbank market at or about 12:00 p.m. (Oslo time) on the applicable Quotation Day.

1.1.77 "Norwegian Kroner" means the lawful currency of the Kingdom of Norway.

1.1.78 "Obligatory Insurances" means the insurances and entries referred to in Clause 10.3.1 and, where applicable, those referred to in Clauses 10.3.2, 10.3.5 and/or 10.4.12.

1.1.79 "Optional Currency" means any of Dollars, Sterling, Euro and Norwegian Kroner.

1.1.80 "Operating Commissions" means any commissions or fees payable by the Borrower in respect of any of the Vessels to any agents in respect of the chartering of the Vessels.

1.1.81
"Participating Member State" means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

1.1.82	"Party" means a party to this Agreement.

1.1.83
"Permitted Liens" means (i) any Encumbrance which has the prior written approval of the Agent or (ii) any Encumbrances that arise either by operation of law or in the ordinary course of the business of the relevant Security Party which are discharged in the ordinary course of business.

1.1.84	"Potential Event of Default" means any event which, with the giving of notice and/or the passage of time and/or the satisfaction of any materiality test, would constitute an Event of Default.

1.1.85	"Pre-Approved Classification Society" means any of Det norske Veritas, Lloyds Register of Shipping, American Bureau of Shipping (ABS), Germanischer Lloyd or Bureau Veritas.

1.1.86	"Proceedings" means any suit, action or proceedings begun by any of the Finance Parties arising out of or in connection with the Security Documents.

1.1.87
"Proportionate Share" means, for each Bank, the percentage that its Commitment bears to the aggregate Commitments of all Banks from time to time, being initially the percentage indicated against the name of that Bank in Schedule 1.

1.1.88 "Quotation Day" means, in relation to any period for which an interest rate is to be determined :

(a) (if the currency is sterling) the first day of that period;

(b) (if the currency is euro) two TARGET Days before the first day of that period; or

(c) (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the relevant interbank market for a currency, in which case the Quotation Day will be determined by the Agent in accordance with market practice in that interbank market.

1.1.89
"Reference Banks" means the office of DnB NOR Bank ASA at Lars Hillesgate 30, PO Box 7100, NO-5020 Bergen, Norway and The Royal Bank of Scotland plc at 1 Albyn Place, Aberdeen AB10 1BR, Scotland or such other banks as may be appointed by the Agent in consultation with the Borrower.

1.1.90
"Requisition Compensation", in relation to a Vessel, means all compensation or other money which may from time to time be payable to the Borrower as a result of that Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

1.1.91 "Screen Rate" means:

(a)	in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

(c)	in relation to NIBOR, Reuters screen page NIBR,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or the service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Banks.

1.1.92 "Security Documents" means this Agreement, the Assignments, the Mortgages, the Guarantee or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed as security for the payment of all or any part of the Indebtedness.

1.1.93 "Security Parties" means, at any relevant time, the Borrower, the Guarantor and any other party who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and "Security Party" means any one of them.

1.1.94 "SMC" means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

1.1.95 "SMS" means, in relation to each Vessel, a safety management system for that Vessel developed and implemented in accordance with the ISM Code and including the functional requirements, duties and obligations required by the ISM Code.

1.1.96 "Sterling" means the lawful currency of England.

1.1.97 "Subsequent Reduction Dates" means each date falling at consecutive six monthly intervals after the previous Subsequent Reduction Date which in the case of the first Subsequent Reduction Date shall be six months after the First Reduction Date.

1.1.98 "Subsidiary" means a subsidiary undertaking, as defined in section 736 Companies Act 1985, or any analogous definition under any other relevant system of law.

1.1.99 "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

1.1.100 "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

1.1.101 "Taxes" means all taxes, levies, imposts, duties, charges, fees, deductions and withholdings (including any related interest and penalties) and any restrictions or conditions resulting in any charge, other than taxes on the overall net income of a Finance Party or branch thereof, and "Tax" and "Taxation" shall be interpreted accordingly.

1.1.102	"Termination Date" means the seventh anniversary of the Execution Date.

1.1.103	"Threshold Amount" means one million Dollars ($1,000,000) or its equivalent in any other currency.

1.1.104
"Total Assets" means the amount which is equal to the total consolidated assets of the Guarantor as shown in the Guarantor's latest audited consolidated balance sheet less the goodwill (if any) of the Guarantor as shown in the Guarantor's latest audited balance sheet.

1.1.105	"Total Debt" means the aggregate of:-

(a) the amount calculated in accordance with GAAP shown as each of "long term debt", "short term debt" and "current portion of long term debt" on the latest consolidated balance sheet of the Guarantor; and

(b) the amount of any liability in respect of any lease or hire purchase contract entered into by the Guarantor or any of its Subsidiaries which would, in accordance with GAAP, be treated as a finance or capital lease.

1.1.106	"Total Loss", in relation to a Vessel, means:-

(a) an actual, constructive, arranged, agreed or compromised total loss of that Vessel; or

(b) the requisition for title, compulsory acquisition, nationalisation or expropriation of that Vessel by or on behalf of any government or other authority (other than by way of requisition for hire); or

(c) the capture, seizure, arrest, detention or confiscation of that Vessel, unless the Vessel is released and returned to the possession of the Borrower within thirty (30) days after the capture, seizure, arrest, detention or confiscation in question.

1.1.107	"Total Shareholders Equity" means the aggregate of the amount paid up on the issued share capital of any relevant entity and the amount standing to the credit of its capital and revenue reserves (including any share premium account or capital redemption reserve but excluding any revaluation reserve,) plus or minus the amount standing to the credit or debit (as the case may be) of its profit and loss account.

1.1.108	"Transfer Certificate" means a certificate materially in the form set forth in Schedule 3 signed by a Bank and a Transferee whereby:-

(a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations under this Agreement upon and subject to the terms and conditions set out in Clause 14; and

(b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 14.

1.1.109	"Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer specified in the schedule to such Transfer Certificate.

1.1.110 "Transferee" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations under this Agreement.

1.1.111 "Trust Property" means:-

(a) the benefit of Clause 8 and the covenants contained in Clause 9.3; and

(b) all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents (other than this Agreement), with the exception of any benefits arising solely for the benefit of the Agent.

1.1.112 "Valuation" means in relation to a Vessel the average of the written valuations of that Vessel expressed in Dollars prepared by two of the Approved Brokers (or such other firms of reputable independent shipbrokers as may be acceptable to the Majority Banks), to be nominated by the Borrower. Such valuations shall be prepared at the Borrower's expense (unless otherwise stated in this Agreement), without a physical inspection, on the basis of a sale for prompt delivery for cash at arm's length on a charter free basis between a willing buyer and a willing seller.

1.1.113	"Vessels" means, subject to Clause 2.10, those vessels listed in Schedule 2 (each a "Vessel").

1.2 Interpretation

In this Agreement:-

1.2.1	words denoting the plural number include the singular and vice versa;

1.2.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.2.3	references to Recitals, Clauses, Schedules and Appendices are references to recitals and clauses of, and schedules and appendices to, this Agreement;

1.2.4	references to this Agreement include the Recitals, the Schedules and the Appendices;

1.2.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

1.2.6
references to any document (including, without limitation, to all or any of the Security Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.2.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

1.2.8	references to any of the Finance Parties include its successors, transferees and assignees;

1.2.9	references to times of day are unless otherwise stated to London time; and

1.2.10
unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

2	The Facility and its Purpose

2.1
Agreement to lend Subject to the terms and conditions of this Agreement, and in reliance on each of the representations and warranties made or to be made in or in accordance with each of the Security Documents, each of the Banks agrees to advance to the Borrower its Commitment of an aggregate principal amount not exceeding the Maximum Facility Amount to be used by the Borrower for the purposes referred to in the Recital.

2.2
Drawings Subject to satisfaction by the Borrower of the conditions set out in Clause 3.1 (in respect of the first Drawing), or Clause 3.2 (in respect of all subsequent Drawings) and subject to Clause 2.3, and provided that the maximum aggregate amount of the Facility Outstandings at any given time during the Facility Period shall not exceed the Maximum Facility Amount, each Drawing shall be advanced to the Borrower, in each case by the Agent transferring the amount of the Drawing to such account as the Borrower shall notify to the Agent in the relevant Drawdown Notice by such same day method of funds transfer as the Agent shall select.

2.3
Advance of Drawings Each Drawing shall be advanced in the Base Currency. Each Drawing shall be advanced on a Business Day, provided that the Borrower shall have given to the Agent not more than ten and not fewer than three Business Days' notice in writing materially in the form set out in Schedule 4 of the required Advance Date of the Drawing in question and provided that the requested Drawing would not cause a breach of Clause 2.5. Each Drawdown Notice once given shall be irrevocable and shall constitute a warranty by the Borrower that:-

2.3.1	all conditions precedent to the advance of the Drawing requested in that Drawdown Notice will have been satisfied on or before the Advance Date requested;

2.3.2	no Event of Default or Potential Event of Default has occurred or will then have occurred; and

2.3.3	no Event of Default or Potential Event of Default will result from the advance of the Drawing in question.

The Agent shall promptly notify each Bank of the receipt of each Drawdown Notice, following which each Bank will make its Proportionate Share of the amount of the requested Drawing available to the Borrower through the Agent on the Advance Date requested.

2.4 Facility Reduction

2.4.1
The aggregate amount of the Facility available to the Borrower for drawing under this Agreement shall be thirty million Dollars ($30,000,000) during the period from the Execution Date until the First Reduction Date. On the First Reduction Date and on each of the Subsequent Reduction Dates the amount of the Facility available for drawing shall be reduced by two million five hundred thousand Dollars ($2,500,000), which shall leave the Final Balloon Payment as being payable on the Termination Date. On the Termination Date the Facility available shall be reduced to zero. Subject to the proviso hereto, the mandatory reductions in the amount of the Facility available for drawing required pursuant to this Clause will be made in the amounts and at the times specified whether or not the Maximum Facility Amount is reduced pursuant to Clause 2.4.2, Clause 2.4.3, Clause 2.4.4, Clause 15.7 or Clause 15.8. PROVIDED ALWAYS THAT any mandatory reductions pursuant to Clause 2.4.2 (voluntary reductions), Clause 2.4.3 (sale) or Clause 2.4.4 (Total Loss) shall be applied to the remaining mandatory reductions hereunder on a pro rata basis.

2.4.2
The Borrower may voluntarily cancel the Maximum Facility Amount in whole or in part in an amount of not less than five million Dollars ($5,000,000) and shall be in integral multiples of one million Dollars ($1,000,000), provided that it has first given to the Agent not fewer than five (5) Business Days' prior written notice expiring on a Business Day (the "Cancellation Date") of its desire to reduce the Maximum Facility Amount. Such notice, once received by the Agent, shall be irrevocable and shall oblige the Borrower to make payment of all interest and Commitment Commission accrued on the amount so cancelled up to and including the Cancellation Date together with any Break Costs in respect of such cancelled amount if the Cancellation Date is not an Interest Payment Date. Any such reduction in the Maximum Facility Amount:

(a) shall not be reversed; and

(b) shall be applied against the Final Balloon Payment, and the Final Balloon Payment shall be reduced by the same amount as any such reduction of the Maximum Facility Amount.

2.4.3 In the event of a sale or disposal of a Vessel, if the aggregate Valuation of the remainder of the Vessels is less than one hundred and seventy five per cent (175%) of the Maximum Facility Amount, then the whole of the net sales proceeds shall be applied as a mandatory prepayment and the Maximum Facility Amount shall be reduced by an amount equal to such prepayment. Such reduction shall be made on the date of such sale or disposal. If the aggregate Valuation of the remainder of the Vessels is between one hundred and seventy five per cent (175%) and two hundred per cent (200%) of the Maximum Facility Amount, then no prepayment shall be required and there shall be no reduction to the Maximum Facility

Amount until such time as seven million five hundred thousand Dollars ($7,500,000) has been released under this Clause 2.4.3 when aggregated with those amounts similarly released under Clause 2.4.4, whereupon the whole of any further net sales proceeds shall be applied as a mandatory prepayment and the Maximum Facility Amount shall be reduced by an amount equal to such prepayment. If the aggregate Valuation of the remainder of the Vessels is above two hundred per cent (200%) of the Maximum Facility Amount then no prepayment shall be required and there shall be no reduction to the Maximum Facility Amount. In each case, the Valuations used shall be that attached to the then most recently delivered Compliance Certificate. Any such prepayment shall oblige the Borrower to make payment of all interest and Commitment Commission accrued on the amount so reduced up to and including the date of reduction together with any Break Costs in respect of such reduced amount if the date of such reduction is not an Interest Payment Date. Any such reduction in the Maximum Facility Amount:

(a) shall not be reversed; and

(b) shall be applied against the Final Balloon Payment, and the Final Balloon Payment shall be reduced by the same amount as any such reduction of the Maximum Facility Amount.

2.4.4
In the event that a Vessel becomes a Total Loss, on the earlier to occur of (a) the date of receipt of the proceeds of the Total Loss and (b) the date falling one hundred and eighty (180) days after the occurrence of the Total Loss (the "Reduction Date"), if the aggregate Valuation of the remainder of the Vessels is less than one hundred and seventy five per cent (175%) of the Maximum Facility Amount then the whole of any total loss proceeds shall be applied as a mandatory prepayment and the Maximum Facility Amount shall be reduced by an amount equal to such prepayment. If the aggregate Valuation of the remainder of the Vessels is between one hundred and seventy five per cent (175%) and two hundred per cent (200%) of the Maximum Facility Amount, then no prepayment shall be required and there shall be no reduction to the Maximum Facility Amount until such time as seven million five hundred thousand Dollars

($7,500,000) has been released under this Clause 2.4.4 when aggregated with those amounts similarly released under Clause 2.4.3, whereupon the whole of any further total loss proceeds shall be applied as a mandatory prepayment and the Maximum Facility Amount shall be reduced by an amount equal to such prepayment. If the aggregate Valuation of the remainder of the Vessels is above two hundred per cent (200%) of the Maximum Facility Amount, then no prepayment shall be required and there shall be no reduction to the Maximum Facility Amount. In each case, the Valuation used shall be that attached to the then most recently delivered Compliance Certificate. Any such prepayment shall oblige the Borrower to make payment of all interest and Commitment Commission accrued on the amount so reduced up to and including the date of reduction together with any Break Costs in respect of such reduced amount if the date of such reduction is not an Interest Payment Date. Any such reduction in the Maximum Facility Amount:

(a) shall not be reversed; and

(b) shall be applied against the Final Balloon Payment, and the Final Balloon Payment shall be reduced by the same amount as any such reduction of the Maximum Facility Amount.

2.4.5
To the extent that repayments or prepayments made by the Borrower to the Agent in accordance with this Agreement reduce the Facility Outstandings to less than the Maximum Facility Amount, the Borrower shall again be entitled to make Drawings up to the Commitment Termination Date in accordance with and subject to the terms of this Agreement. Any part of the Facility which is undrawn on the Commitment Termination Date shall be automatically cancelled.

2.4.6
Simultaneously with each reduction of the Maximum Facility Amount in accordance with Clause 2.4.1, Clause 2.4.2, Clause 2.4.3 or Clause 2.4.4, (as the case may be), the Commitment of each Bank will reduce so that the Commitments of the Banks in respect of the reduced Maximum Facility Amount remain in accordance with their respective Proportionate Shares.

2.5
Restrictions on Drawings The Borrower shall not be entitled to make more than one Drawing on any Business Day and no more than five (5) Drawings may be outstanding at any one time during the Facility Period. Each Drawing shall be of an amount of not less than four million Dollars ($4,000,000) and shall be in integral multiples of one million Dollars ($1,000,000), or the equivalent in an Optional Currency. If at any time during the Facility Period the Facility Outstandings exceed the Maximum Facility Amount then available or if a proposed Drawing added to the Facility Outstandings would result in the Maximum Facility Amount being exceeded then the Borrower shall immediately pay to the Agent on behalf of the Banks such amounts as will ensure that the Facility Outstandings are equal to or less than the Maximum Facility Amount then available.

2.6	Termination Date No Bank shall be under any obligation to advance all or any part of its Commitment after the Commitment Termination Date.

2.7
Several obligations The obligations of the Banks under this Agreement are several. The failure of a Bank to perform its obligations under this Agreement shall not affect the obligations of the Borrower to any Finance Party nor shall any Finance Party be liable for the failure of another Bank to perform any of its obligations under or in connection with this Agreement.

2.8
Application of Facility Without prejudice to the obligations of the Borrower under this Agreement, no Finance Party shall be obliged to concern itself with the application of the Facility by the Borrower.

2.9
Loan facility and control accounts The Agent will open and maintain such loan facility account or such other control accounts as the Agent shall in its discretion consider necessary or desirable in connection with the Facility.

2.10
Substitute Vessels It is agreed and acknowledged that the Borrower may request amendments to the list of Vessels set out at Schedule 2. Any such request shall be considered by the Banks acting reasonably, and subject to:

2.10.1 the Banks being satisfied that the replacement vessels are:

(i) offshore PSVs or AHTSs of the Borrower's usual standard and quality;

(ii) registered in an acceptable registry and classed with a Pre-Approved Classification Society;

(iii) built no earlier than 1996 and being no more than two (2) years older than the Vessel it is to replace;

(iv) have a Valuation no less than eighty per cent (80%) of the Valuation of the Vessel to be replaced;

2.10.2 the Borrower, as owner of the replacement vessel, granting security over such replacement vessel equivalent to the other Security Documents; and

2.10.3 the Agent receiving such conditions precedent (including but not limited to corporate papers and legal opinions) as it may reasonably require,

the Banks shall consent to such substitutions and the definition of "Vessels" shall be amended accordingly.

3	Conditions Precedent and Subsequent

3.1
Conditions Precedent - First Drawing Before any Bank shall have any obligation to advance the first Drawing under the Facility, the Borrower shall pay to the Agent the relevant fees referred to in Clause 7 and deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:-

3.1.1
Evidence of incorporation Such evidence as the Agent may reasonably require that each Security Party was duly incorporated in its country of incorporation and remains in existence and, where appropriate, in good standing, with power to enter into, and perform its obligations under, those of the Security Documents to which it is, or is intended to be, a party, including (without limitation) a copy, certified by a director or an officer of the Security Party in question as true, complete, accurate and unamended, of all documents establishing or limiting the constitution of each Security Party.

3.1.2
Corporate authorities A copy, certified by a director or any duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of a resolution of the directors of each Security Party (together, where appropriate, with signed waivers of notice of any directors' meetings) approving, and authorising or ratifying the execution of, those of the Security Documents to which that Security Party is or is intended to be a party and all matters incidental thereto.

3.1.3
Officer's certificate A certificate (i) signed by a duly authorised officer or representative of each of the Security Parties setting out the names of the directors and officers of that Security Party and (ii) issued by each Security Party's company registry confirming due incorporation and valid existence and (when such information is maintained by the registry) the names of its directors and shareholders.

3.1.4
Power of attorney The power of attorney (notarially attested and legalised, if necessary, for registration purposes) of each of the Security Parties under which any documents are to be executed or transactions undertaken by that Security Party.

3.1.5	The Security Documents The Security Documents, together with all notices and other documents required by any of them, duly executed.

3.1.6	Drawdown Notice A duly completed Drawdown Notice.

3.1.7	Process agent A letter from Gulf Offshore N.S. Limited accepting their appointment by each of the Security Parties as agent for service of Proceedings pursuant to the Security Documents.

3.1.8
Legal opinions Confirmation satisfactory to the Agent that all legal opinions required by the Agent and the Finance Parties will be given substantially in the form required by the Agent and the Finance Parties.

3.1.9
Consents A certificate from the Borrower that all (if any) consents, licences, approvals and authorisations of, or registrations with or declarations to, any governmental authority, bureau or agency which may be required in connection with the Security Documents have been made or obtained and remain in full force and effect.

3.1.10	Fee Letter The Fee Letter duly signed and payment of all fees that have fallen due thereunder.

3.1.11	Accounts The audited consolidated accounts for the Guarantor for the year ended 2005.

3.1.12
Evidence of Borrower's title Evidence that on the date of the Drawing (i) the Vessels are registered under the flag stated in Schedule 2 in the ownership of the Borrower and (ii) the relevant Mortgages will be capable of being immediately registered against the Vessels with first priority.

3.1.13
Evidence of insurance Evidence that the Vessels are insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with a written opinion on the Insurances from an insurance adviser appointed by the Agent.

3.1.14
Confirmation of class A Certificate of Confirmation of Class for hull and machinery confirming that the Vessels are classed with the highest class applicable to vessels of her type with a Pre-Approved Classification Society.

3.1.15	Vessel Documents Photocopies, certified as true, accurate and complete by an authorised signatory of the Borrower, of:

(i) current SMC of each of the Vessels; and

(ii) each ISM Company's current DOC,

in each case together with all addenda, amendments or supplements.

3.2
Conditions Precedent - Subsequent Drawings Before any Bank shall have any obligation to advance any subsequent Drawings under the Facility, the Borrower shall deliver or cause to be delivered to the order of the Agent:

3.2.1 Officer's certificate A certificate signed by a duly authorised officer of each Security Party dated no later than five (5) Business Days before the date of the Drawing confirming that none of the documents and evidence delivered to the Agent pursuant to Clauses 3.1.1, 3.1.2, 3.1.3 and 3.1.4 has been amended, modified or revoked in any way since its delivery to the Agent.

3.2.2 Drawdown Notice Drawdown Notice.

3.3 Conditions Subsequent The Borrower undertakes to deliver or to cause to be delivered to the Agent on, or, in respect of Clause 3.3.1 not later than ten (10) days, or in respect of Clause 3.3.2 not later than fifteen (15) Business Days, or such other period as the Agent may have consented to after the first Advance Date the following additional documents and evidence:-

3.3.1
Letters of undertaking Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Agent.

3.3.2
Evidence of Borrower's title Certificates of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the relevant Vessel's flag state confirming that (a) the Vessels are permanently registered under that flag in the ownership of the Borrower (b) the Mortgages have been registered with first priority against the Vessels and (c) there are no further Encumbrances registered against the Vessels.

3.4
No waiver If the Banks in their sole discretion agree to advance any part of the Facility to the Borrower before all of the documents and evidence required by Clause 3.1 or Clause 3.2 (as the case may be) have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date agreed by the Agent and the Borrower and the advance of any part of the Facility shall not be taken as a waiver of the Agent's right to require production of all the documents and evidence required by Clause 3.1 or Clause 3.2 (as the case may be).

3.5	Form and content All documents and evidence delivered to the Agent pursuant to this Clause shall:-

3.5.1	be in form and substance reasonably acceptable to the Agent;

3.5.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent acting reasonably;

3.5.3	if required for registration purposes, be certified, notarised, legalised or attested in a manner acceptable for registration.

4	Representations and Warranties

The Borrower represents and warrants to each of the Finance Parties at the Execution Date and (by reference to the facts and circumstances then pertaining) at the date of each Drawdown Notice, at each Advance Date and at each Interest Payment Date as follows (except that the representation and warranty contained at Clause 4.17 shall only be made on the first Advance Date and that the representation and warranty contained at Clause 4.9 shall only be made on the Execution Date) :-

4.1
Incorporation and capacity Each of the Security Parties is a body corporate duly constituted, organised and validly existing and (where applicable) in good standing under the law of its country of incorporation, in each case with perpetual corporate existence and the power to sue and be sued, to own its assets and to carry on its business, and all of the corporate shareholders (if any) of each Security Party are duly constituted and existing under the laws of their countries of incorporation with perpetual corporate existence and the power to sue and be sued, to own their assets and to carry on their business and are acting on their own account.

4.2
Solvency None of the Security Parties is insolvent or in liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any of the Security Parties. For this purpose a Security Party will be deemed insolvent if it is unable to pay its debts within the meaning of S.123 of the Insolvency Act 1986.

4.3
Binding obligations The Security Documents when duly executed and delivered will constitute the legal, valid and binding obligations of the Security Parties enforceable in accordance with their respective terms subject to applicable laws regarding creditors' rights in general.

4.4
Satisfaction of conditions All acts, conditions and things required to be done and satisfied and to have happened prior to the execution and delivery of the Security Documents in order to constitute the Security Documents the legal, valid and binding obligations of the Security Parties in accordance with their respective terms have been done, satisfied and have happened in compliance with all applicable laws.

4.5
Registrations and consents All (if any) consents, licences, approvals and authorisations of, or registrations with or declarations to, any governmental authority, bureau or agency which may be required in connection with the execution, delivery, performance, validity or enforceability of the Security Documents have been obtained or made and remain in full force and effect and the Borrower is not aware of any event or circumstance which could reasonably be expected adversely to affect the right of any of the Security Parties to hold and/or obtain renewal of any such consents, licences, approvals or authorisations.

4.6
Disclosure of material facts The Borrower is not aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have reasonably been expected to adversely affect the decision of a person considering whether or not to make facilities of the nature contemplated by this Agreement available to the Borrower.

4.7
No material litigation There is no action, suit, arbitration or administrative proceeding nor any contemplated action, suit, arbitration or administrative proceeding pending or to its knowledge about to be pursued before any court, tribunal or governmental or other authority which is not covered by adequate insurance which would, or would be likely to, have a Material Adverse Effect.

4.8
No breach of law or contract The execution, delivery and performance of the Security Documents will not contravene any contractual restriction or any law binding on any of the Security Parties or on any shareholder (whether legal or beneficial) of any of the Security Parties, or the constitutional documents of any of the Security Parties, nor result in the creation of, nor oblige any of the Security Parties to create, any Encumbrance over all or any of its assets, with the exception of the Encumbrances created by or pursuant to the Security Documents and Permitted Liens.

4.9
No deductions To the best of its knowledge belief and without undue enquiry, none of the Security Parties is required to make any deduction or withholding from any payment which it may be obliged to make to any of the Finance Parties under or pursuant to the Security Documents.

4.10	Use of Facility The Facility will be used for the purpose specified in the recital.

4.11
Material Adverse Change There has been no change in the business, assets, operations or condition (financial or otherwise) of any of the Security Parties or in the facts and information regarding such entities as represented to date which constitutes a Material Adverse Effect.

4.12
No default None of the Security Parties is in default of its obligations under any other financing documents to which it is a party to an extent or in a manner which might have a Material Adverse Effect on the business or condition (financial or otherwise) of that Security Party and no Event of Default is continuing or might reasonably be expected to result from the advance of any Drawing.

4.13
Pari passu ranking The payment obligations of each of the Security Parties under the Security Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies incorporated in the relevant Security Party's country of incorporation or otherwise applicable to that Security Party.

4.14
No Immunity In any proceedings taken in any of the Security Parties' respective jurisdictions of incorporation in relation to any of the Security Documents, none of the Security Parties will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

4.15
Governing Law and Judgments In any proceedings taken in any of the Security Parties' jurisdiction of incorporation or organisation in relation to any of the Security Documents in which there is an express choice of the law, the submission to that jurisdiction of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced.

4.16
Validity and Admissibility in Evidence As at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable each of the Security Parties lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Security Documents, (b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Security Documents are legal, valid and binding and (c) to make the Security Documents admissible in evidence in the jurisdictions of incorporation or organization of each of the Security Parties, have been done, fulfilled and performed.

4.17
No Filing or Stamp Taxes Under the laws of the Security Parties' respective jurisdictions of incorporation or organisation in force at the date hereof, it is not necessary that any of the Security Documents be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or organisation (other than the Registrar of Companies for England and Wales, or the maritime registry in Norway, to the extent applicable) or that any stamp, registration or similar tax be paid on or in relation to any of the Security Documents.

4.18
Accounts The first set of Accounts and all other annual financial statements relating to the Group required to be delivered, were prepared in accordance with GAAP, give (in conjunction with the notes thereto) a true and fair view of (in the case of annual financial statements) or fairly represent (in the case of quarterly accounts) the financial condition of the Group at the date as of which they were prepared and the results of the Group’s operations during the financial period then ended.

4.19
Ownership and Security Each of the Security Parties is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective Security having the ranking expressed in those Security Documents.

4.20 Money Laundering Any amount borrowed hereunder, and the performance of the obligations of the Security Parties under the Security Documents, will be for the account of members of the Group and will not involve any breach by any of them of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities.

5	Repayment, Prepayment and Currency Option

5.1
Repayment Each Drawing shall be repaid by the Borrower to the Agent on behalf of the Banks on the last day of its Interest Period unless the Borrower selects a further Interest Period for that Drawing in accordance with Clause 6, provided that the Borrower shall not be permitted to select such further Interest Period if an Event of Default or Potential Event of Default has occurred and shall then be obliged to repay such Drawing on the last day of its then current Interest Period. The Borrower shall on the Termination Date repay to the Agent as agent for the Banks all Facility Outstandings.

5.2
Prepayment The Borrower may prepay the Facility Outstandings in whole or in part in integral multiples of one million Dollars ($1,000,000) (or as otherwise may be agreed by the Agent), each such prepayment to be of a minimum amount of five million Dollars ($5,000,000), provided that it has first given to the Agent not fewer than five (5) days prior written notice expiring on a Business Day of its intention to do so. Any notice pursuant to this Clause 5.2 once given shall be irrevocable and shall oblige the Borrower to make the prepayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount prepaid up to and including that Business Day.

5.3
Mandatory Prepayment If at any time the Facility Outstandings shall exceed the Maximum Facility Amount the Borrower shall immediately prepay to the Agent on behalf of the Banks such amounts as will ensure that the Facility Outstandings do not exceed the Maximum Facility Amount and shall pay to the Banks all interest accrued on the amount prepaid up to and including the date on which such prepayment occurred.

5.4
Prepayment indemnity If the Borrower shall make a prepayment on a Business Day other than the last day of an Interest Period, it shall pay to the Agent on behalf of the Banks such amount which is necessary to compensate the Banks for any Break Costs incurred by the Agent or any of the Banks as a result of the prepayment in question.

5.5
Application of prepayments Any prepayment by the Borrower in an amount less than the Indebtedness shall be applied in satisfaction or reduction first of any costs and other expenses outstanding; secondly of all interest accrued with respect to the outstanding Drawings; and thirdly of the outstanding Drawings.

5.6
Reborrowing of prepayments Any amount prepaid pursuant to this Agreement, which for the avoidance of doubt shall exclude any amount prepaid pursuant to Clause 2.4.2, Clause 2.4.3 or Clause 2.4.4, may be reborrowed in accordance with Clause 2.2.

5.7
Selection of currency The Borrower may from time to time select in a written notice to the Agent given not later than 11.00am on the Quotation Day for the relevant Interest Period that the Facility shall be denominated for the next Interest Period (which may include the first Interest Period) in an Optional Currency.

5.8	Unavailability of a currency If:

5.8.1 a Bank notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

5.8.2 a Bank notifies the Agent that to make an advance in that Optional Currency would contravene a law or regulation applicable to it,

the Agent will promptly give notice to the Borrower to that effect. In this event any Bank that gives notice pursuant to this Clause 5.8 will be required to participate in the Facility during the relevant Interest Period in the Base Currency (in an amount equal to that Bank's proportion of the Base Currency Amount) and its participation will be treated as a separate Facility denominated in the Base Currency during that Interest Period.

5.9 Change of currency If the Facility is to be denominated in different currencies during two successive Interest Periods:

5.9.1 the following provisions shall apply:

(a) if the currency for the second Interest Period is an Optional Currency, the amount of the Facility in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Facility at the

Agent's Spot Rate of Exchange two (2) Business Days before the first day of the second Interest Period;

(b) if the currency for the second Interest Period is the Base Currency, the amount of the Facility will be equal to the Base Currency Amount;

(c) the Borrower shall repay the Facility on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

(d) the Banks shall re-advance the Facility in the new currency in accordance with Clause 5.10;

5.9.2 the Agent shall:

(a) apply the amount to be readvanced by the Banks under Clause 5.9.1(d) (or so much of that amount as is necessary) in or towards the purchase of an amount in the currency in which the Facility is outstanding for the first Interest Period; and

(b) use the amount it purchases in or towards satisfaction of the Borrower's obligations under Clause 5.9.1(c);

5.9.3 if the amount purchased by the Agent under Clause 5.9.2(a) is less than the amount required to be repaid by the Borrower, the Agent shall promptly notify the Borrower and the Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (for the account of the Banks) (in the currency of the Facility for the first Interest Period) equal to the difference;

5.9.4 if any part of the amount to be readvanced by the Banks under Clause 5.9.1(d) is not needed to purchase the amount required to be repaid by the Borrower, the Agent shall promptly notify the Borrower and pay the Borrower on the last day of the first Interest Period that part of that amount (in the new currency).

5.10 Same Optional Currency during successive Interest Periods If the Facility is to be denominated in the same Optional Currency during two successive Interest

Periods, the Agent shall calculate the amount of the Facility in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of the Facility at the Agent's Spot Rate of Exchange two (2) Business Days before the first day of the second Interest Period) and (subject to Clause 5.10.2):

(i) if the amount calculated is less than the existing amount of the Facility in the Optional Currency during the first Interest Period, promptly notify the Borrower and the Borrower shall pay to the Agent (for the account of the Banks), on the last day of the first Interest Period, an amount equal to the difference; or

(ii) if the amount calculated is more than the existing amount of the Facility in the Optional Currency during the first Interest Period, if no Event of Default is continuing, each Bank shall, on the last day of the first Interest Period, pay to the Borrower through the Agent its participation in an amount equal to the difference;

5.11	Agent's calculations All calculations made by the Agent under this Clause 5 will take into account any repayment or prepayment of the Facility to be made on the last day of the first Interest Period.

6	Interest

6.1
Interest Periods The period during which any Drawing shall be outstanding pursuant to this Agreement shall be divided into consecutive Interest Periods of one, three or six months' duration, as selected by the Borrower by written notice to the Agent not later than 3:00 p.m. on the fourth Business Day before the beginning of the Interest Period in question, or such other duration as may be agreed by the Banks in their discretion. No more than three one (1) month Interest Periods may be selected by the Borrower in each twelve (12) month period during the Facility Period.

6.2
Beginning and end of Interest Periods The first Interest Period in respect of each Drawing shall begin on the Advance Date of that Drawing and shall end on the last day of the Interest Period selected in accordance with Clause 6.1. Any subsequent Interest Period selected in respect of each Drawing shall commence on the day following the last day of its previous Interest Period and shall end on the last day of its current Interest Period selected in accordance with Clause 6.1. However, in respect of any Drawings outstanding on the Termination Date, the Interest Period applicable to such Drawings shall end on the Termination Date.

6.3
Interest rate During each Interest Period, interest shall accrue on each Drawing at the rate determined by the Agent to be the aggregate of (a) the Margin (b) LIBOR (or, if the Facility is denominated in Euro, EURIBOR, or, if the Facility is denominated in NOK, NIBOR) and (c), if applicable, the Mandatory Cost determined at or about 11.00 a.m. (London time) on the second Business Day prior to the beginning of the Interest Period relating to that Drawing. The effective interest rate is as is more fully described in Schedule 7.

6.4
Accrual and payment of interest During the Facility Period, interest shall accrue from day to day, shall be calculated on the basis of a 360 day year (or, for any period when the Facility is denominated in Sterling on the basis of a 365 day year) and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrower to the Agent on behalf of the Banks on the last day of each Interest Period and additionally, during any Interest Period exceeding six months, on the last day of each successive six month period after the beginning of that Interest Period.

6.5
Ending of Interest Periods If any Interest Period would end on a day which is not a Business Day, that Interest Period shall end on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month, in which event the Interest Period in question shall end on the immediately preceding Business Day).

6.6 Default Rate If an Event of Default shall occur, the whole of the Indebtedness shall, from the date of the occurrence of the Event of Default, bear interest up to the date of actual payment (both before and after judgment) at the Default Rate, compounded at such intervals as the Agent shall in its reasonable discretion determine, which interest shall be payable from time to time by the Borrower to the Agent on behalf of the Banks on demand.

6.7 Absence of quotations If LIBOR or, if applicable, EURIBOR or NIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00 am (London time) in respect of LIBOR, 11.00 am (Brussels time) in respect of EURIBOR or 12.00 pm (Oslo time) in respect NIBOR, the applicable LIBOR, EURIBOR or NIBOR shall be determined on the basis of the quotations obtained from such other banks as may be appointed by the Agent in consultation with the Borrower.

6.8
Determinations conclusive Each determination of an interest rate made by the Agent in accordance with Clause 6 shall (save in the case of manifest error or on any question of law) be final and conclusive.

7	Fees

7.1
The Borrower shall pay to the Agent for distribution to the Banks Commitment Commission at the rate of forty per centum (40%) of the applicable Margin on any undrawn and uncancelled part of the Facility. The Commitment Commission will accrue from day to day on the basis of a 360 day year and the actual number of days elapsed and shall be paid quarterly in arrears from 15 March 2006 until the Commitment Termination Date with a pro rata payment being due and payable on the Commitment Termination Date.

7.2	The Borrower shall pay to the Agent the fees detailed in the Fee Letter.

7.3	All fees and commissions hereunder or under the Fee Letter shall be calculated by reference to, and payable in, the Base Currency.

8	Security Documents

8.1
As security for the repayment of the Indebtedness, the Borrower will execute and deliver to the Agent or cause to be executed and delivered to the Agent, on or before the first Advance Date, the following Security Documents in such forms and containing such terms and conditions as the Agent requires:-

8.1.1	the Mortgages the first priority ship mortgages together with collateral declaration of pledge thereto over each of the Vessels executed by the Borrower.

8.1.2	the Assignments the assignments of the Insurances and Requisition Compensation in respect of each of the Vessels executed by the Borrower.

8.1.3	the Guarantee the guarantee and indemnity of the Guarantor in favour of the Agent.

9	Agency and Trust

9.1
Appointment Each of the Finance Parties appoints the Agent its agent for the purpose of administering the Facility and the Security Documents and authorises the Agent and its directors, officers, employees and agents acting on the instructions from time to time of the Majority Banks, and subject to Clauses 9.4 and 9.19, to execute the Security Documents on its behalf and to exercise all rights, powers, discretions and remedies vested in the Banks under or pursuant to the Security Documents, together with all powers reasonably incidental to them.

9.2
Authority Each of the Finance Parties irrevocably authorises the Agent, acting on the instructions from time to time of the Majority Banks (save where the terms of any Security Document expressly require the instructions of all of the Banks):-

9.2.1	to give or withhold any consents or approvals; and

9.2.2	to exercise, or refrain from exercising, any discretions; and

9.2.3	to collect, receive, release or pay any money;

under or pursuant to any of the Security Documents. The Agent shall have no duties or responsibilities as agent or as security trustee other than those expressly conferred on it by the Security Documents and shall not be obliged to act on any instructions if to do so would, in the opinion of the Agent, be contrary to any provision of the Security Documents or to any law, or would expose the Agent to any actual or potential liability to any third party.

9.3
Trust The Agent agrees and declares, and each of the Banks acknowledges, that, subject to the terms and conditions of this Clause, the Agent holds the Trust Property on trust for the Banks, in accordance with their respective Proportionate Shares. Each of the Finance Parties agrees that the obligations, rights and benefits vested in the Agent in its capacity as security trustee shall be performed and exercised in accordance with this Clause. The Agent in its capacity as security trustee shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:-

9.3.1
the Agent (and any attorney, agent or delegate of the Agent) may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Agent or any other such person by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents other than as a result of its gross negligence or wilful misconduct; and

9.3.2
the Finance Parties acknowledge that the Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and

9.3.3	the Agent and the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of eighty years from the Execution Date.

9.4 Limitations on authority Except with the prior written consent of each of the Banks, the Agent shall not be entitled to :-

9.4.1	release or vary any security given for the Borrower's obligations under this Agreement; nor

9.4.2	agree to waive the payment of any sum of money payable by any of the Security Parties under the Security Documents; nor

9.4.3	change the meaning of the expression "Majority Banks"; nor

9.4.4	exercise, or refrain from exercising, any discretion, or give or withhold any consent, the exercise or giving of which is, by the terms of this Agreement, expressly reserved to the Banks; nor

9.4.5	extend the due date for the payment of any sum of money payable by any of the Security Parties under the Security Documents; nor

9.4.6	take or refrain from taking any step if the effect of such action or inaction may lead to the increase of the obligations of a Bank under any of the Security Documents; nor

9.4.7	agree to change the currency in which any sum is payable under the Security Documents; nor

9.4.8	agree to amend this Clause 9.4; nor

9.4.9	agree to reduce the rate under the definitions of "Margin" "Commitment Commission" or "Default Rate".

9.5
Liability Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any of the other Finance Parties for anything done or omitted to be done by the Agent under or in connection with the Security Documents unless as a result of the Agent's wilful misconduct or gross negligence.

9.6	Acknowledgement Each of the Finance Parties (other than the Agent) acknowledges that:-

9.6.1
it has not relied on any representation made by the Agent or any of the Agent's directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Agent to induce it to enter into any of the Security Documents;

9.6.2
it has made and will continue to make without reliance on the Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of the Security Parties in connection with the making and continuation of the Facility;

9.6.3	it has made its own appraisal of the creditworthiness of the Security Parties;

9.6.4
the Agent shall not have any duty or responsibility at any time to provide it with any credit or other information relating to any of the Security Parties unless that information is received by the Agent pursuant to the express terms of the Security Documents.

Each of the Finance Parties (other than the Agent) agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Agent or against any other person acting or purporting to act on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause.

9.7	Limitations on responsibility The Agent shall have no responsibility to any of the Security Parties or to any of the other Finance Parties on account of:-

9.7.1	the failure of any of the Finance Parties or of any of the Security Parties to perform any of their respective obligations under the Security Documents;

9.7.2	the financial condition of any of the Security Parties;

9.7.3
the completeness or accuracy of any statements, representations or warranties made in or pursuant to any of the Security Documents, or in or pursuant to any document delivered pursuant to or in connection with any of the Security Documents;

9.7.4
the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any of the Security Documents or of any document executed or delivered pursuant to or in connection with any of the Security Documents.

9.8 The Agent's rights The Agent may:-

9.8.1
assume that all representations or warranties made or deemed repeated by any of the Security Parties in or pursuant to any of the Security Documents are true and complete, unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

9.8.2	assume that no Event of Default or Potential Event of Default has occurred unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

9.8.3	rely on any document or Communication believed by it to be genuine; and

9.8.4	rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; and

9.8.5	rely as to any factual matters which might reasonably be expected to be within the knowledge of any of the Security Parties on a certificate signed by or on behalf of that Security Party; and

9.8.6
refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Banks (or, where applicable, by the Majority Banks) and unless and until the Agent has received from the Banks any payment which the Agent may require on account of, or any security which the Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

9.9	The Agent's duties The Agent shall:-

9.9.1
if requested in writing to do so by a Bank, make enquiry and advise the Banks as to the performance or observance of any of the provisions of the Security Documents by any of the Security Parties or as to the existence of an Event of Default; and

9.9.2	inform the Banks promptly of any Event of Default of which the Agent has actual knowledge.

9.10
No deemed knowledge The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any of the Security Parties or actual knowledge of the occurrence of any Event of Default or Potential Event of Default unless a Bank or any of the Security Parties shall have given written notice thereof to the Agent.

9.11
Other business The Agent may, without any liability to account to the Banks, generally engage in any kind of banking or trust business with any of the Security Parties or any of their respective Subsidiaries or associated companies or with a Bank as if it were not the Agent.

9.12	Agent's Indemnity The Banks shall, promptly on the Agent's request, reimburse the Agent in their respective Proportionate Shares, for, and keep the Agent fully indemnified in respect of:-

9.12.1	all amounts payable by the Borrower to the Agent pursuant to Clause 17 (other than under Clauses 17.3 and 17.4) to the extent that those amounts are not paid by the Borrower;

9.12.2
all liabilities, damages, costs and claims sustained or incurred by the Agent in connection with the Security Documents, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any of the Security Documents; or in connection with any action taken or omitted by the Agent under or pursuant to any of the Security Documents, unless in any case those liabilities, damages, costs or claims arise solely from the Agent's wilful misconduct or gross negligence.

9.13
Employment of agents In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Security Documents, the Agent shall be entitled to employ and pay agents to do anything which the Agent is empowered to do under or pursuant to the Security Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give such opinion, advice or information.

9.14	Distribution of payments The Agent shall pay promptly to the order of each of the Banks that Bank's Proportionate Share of every sum of money received by the

Agent pursuant to the Security Documents (with the exception of any amounts payable pursuant to Clause 7 and any amounts which, by the terms of the Security Documents, are paid to the Agent for the account of the Agent alone or specifically for the account of one or more of the Finance Parties) and until so paid such amount shall be held by the Agent on trust absolutely for that Finance Party.

9.15
Reimbursement The Agent shall have no liability to pay any sum to another Party until it has itself received payment of that sum. If, however, the Agent does pay any sum to a Party on account of any amount prospectively due to it pursuant to Clause 9.14 or otherwise before it has itself received payment of that amount, and the Agent does not in fact receive payment within five Business Days after the date on which that payment was required to be made by the terms of the Security Documents, the recipient will, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for the cost of money for funding the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Security Documents and ending on the date on which the Agent receives reimbursement.

9.16
Redistribution of payments Unless otherwise agreed between the Finance Parties, if at any time a Finance Party receives or recovers by way of set-off, the exercise of any lien or otherwise other than from any assignee or transferee of or sub-participant in that Bank's Commitment, an amount greater than that Bank's Proportionate Share of any sum due from any of the Security Parties under the Security Documents (the amount of the excess being referred to in this Clause as the "Excess Amount") then:-

9.16.1	that Finance Party shall promptly notify the Agent (which shall promptly notify each other Finance Party);

9.16.2	that Finance Party shall pay to the Agent an amount equal to the Excess Amount within ten days of its receipt or recovery of the Excess Amount; and

9.16.3	the Agent shall treat that payment as if it were a payment by the Security Party in question on account of the sum owed to the Finance

Parties as aforesaid and shall account to the Finance Parties in respect of the Excess Amount in accordance with the provisions of this Clause.

However, if a Finance Party has commenced any Proceedings to recover sums owing to it under the Security Documents and, as a result of, or in connection with, those Proceedings has received an Excess Amount, the Agent shall not distribute any of that Excess Amount to any other Finance Party which had been notified of the Proceedings and had the legal right to, but did not, join those Proceedings or commence and diligently prosecute separate Proceedings to enforce its rights in the same or another court.

9.17
Rescission of Excess Amount If all or any part of any Excess Amount is rescinded or must otherwise be restored to any of the Security Parties or to any other third party, the Finance Parties which have received any part of that Excess Amount by way of distribution from the Agent pursuant to Clause 9.16 shall repay to the Agent for the account of the Finance Party which originally received or recovered the Excess Amount, the amount which shall be necessary to ensure that all of the Banks share rateably in accordance with their Proportionate Shares together with interest on that amount at a rate equivalent to that (if any) paid by the Finance Party receiving or recovering the Excess Amount to the person to whom that Finance Party is liable to make payment in respect of such amount, and Clause 9.16.3 shall apply only to the retained amount.

9.18
Proceedings Each of the Finance Parties shall notify one another of the proposed commencement of any Proceedings under any of the Security Documents prior to their commencement. No such Proceedings may be commenced without the prior written consent of the Majority Banks.

9.19
Instructions Where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Banks, or of the Majority Banks where applicable, each of the Banks shall provide the Agent with instructions within five (5) Business Days of the Agent's written request or such shorter period as the Agent may reasonably specify. If a Bank does not provide the Agent with instructions within that period, (i) that Bank shall be bound by the decision of the Agent, (ii) that Bank shall have no vote for the purposes of this Clause and (iii) the combined Proportionate Shares of the other Banks who provided such instructions shall be deemed to contribute 100%. Nothing in this Clause shall limit the right of the Agent to take, or refrain from taking, any action without obtaining the instructions of the Banks if the Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Banks under or in connection with the Security Documents. In that event, the Agent will notify the Banks of the action taken by it as soon as reasonably practicable, and the Banks agree to ratify any action taken by the Agent pursuant to this Clause.

9.20
Communications Any Communication under this Clause shall be given, delivered, made or served, in the case of the Agent (in its capacity as Agent, or as one of the Banks), and in the case of the other Finance Parties, at the address indicated in Schedule 1 or such other addresses as shall be duly notified in writing to the Agent on behalf of the Banks.

9.21	Payments All amounts payable to a Finance Party under this Clause shall be paid to such account at such bank as that Finance Party may from time to time direct in writing to the Agent.

9.22
Retirement Subject to a successor being appointed in accordance with this Clause, the Agent may retire as agent and/or security trustee at any time without assigning any reason by giving to the Borrower and the other Finance Parties notice of its intention to do so, in which event the following shall apply:-

9.22.1
with the consent of the Borrower, not to be unreasonably withheld, the other Finance Parties may within thirty days after the date of the Agent's notice appoint a successor to act as agent and/or security trustee or, if they fail to do so with the consent of the Borrower, not to be unreasonably withheld, the Agent may appoint any other bank or financial institution as its successor;

9.22.2	the resignation of the Agent shall take effect simultaneously with the appointment of its successor on written notice of that appointment being given to the Borrower and the other Finance Parties;

9.22.3	the Agent shall thereupon be discharged from all further obligations as agent and/or security trustee but shall remain entitled to the benefit of the provisions of this Clause;

9.22.4
the Agent's successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been a party to this Agreement.

9.23
No fiduciary relationship Except as provided in Clauses 9.3 and 9.14, the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other Finance Party and nothing contained in any of the Security Documents shall constitute a partnership between any two or more Banks or between the Agent and any other Finance Party.

9.24
The Agent as a Bank The expression "the Banks" when used in the Security Documents includes the Agent in its capacity as one of the Banks. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the Security Documents in its capacity as one of the Banks in the same manner as any other Bank and as if it were not also the Agent.

9.25
The Agent as security trustee Unless the context otherwise requires, the expression "the Agent" when used in the Security Documents includes the Agent acting in its capacities both as agent and security trustee.

10	Covenants

The Borrower covenants with the Finance Parties in the following terms.

10.1	Negative covenants

The Borrower will not:-

10.1.1 no third party rights without the Majority Banks' prior written consent, create or permit to arise or continue any Encumbrance on or over all or any part of the Vessels or their respective Insurances except for Permitted Liens; nor

10.1.2 no other business materially change the nature of their business from that of acting as a holding company as carried on as at the Execution Date and shall procure that there is no material change in the nature of the business of the Group as a whole from that advised to the Agent of the date of this Agreement; nor

10.1.3 merger or amalgamation without the prior written consent of the Majority Banks, permit any merger or amalgamation; nor

10.1.4 no change in management permit anyone other than the Manager to be appointed as commercial or technical managers of the Vessels, nor permit any material variation of the arrangements for the commercial or technical management of the Vessels, nor permit the Manager to sub-contract or delegate a material part of the commercial or technical management of any Vessel to any third party.

10.2 Positive covenants

10.2.1	Financial statements The Borrower shall procure that the Guarantor shall supply to the Agent

(a)
as soon as the same become available, but in any event within one hundred and fifty (150) days after the end of each of its financial years, its audited consolidated financial statements for that financial year;

(b)
as soon as the same become available, but in any event within sixty (60) days of the end of its second quarter in each of its financial years, unaudited consolidated financial statements for that half year;

(c)
as soon as they become available, but in any event within one hundred and fifty (150) days after the end of each of its financial years, consolidated financial forecasts for the following two financial years.

10.2.2	Requirements as to financial statements Each set of financial statements delivered by the Guarantor under Clause 10.2.1:

(a)
shall be certified by an officer of the Guarantor to the best of its knowledge and belief as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and

(b)
shall be prepared using GAAP, accounting practices and financial reference periods consistently applied unless, in relation to any set of financial statements, the Guarantor notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and the Guarantor's auditors deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the previous financial statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to make an accurate comparison between the financial position indicated in those financial statements and that indicated in the previous financial statements.

10.2.3	Information: miscellaneous The Borrower shall supply to the Agent:

(a)	all documents dispatched by the Borrower to its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party, and which might, if adversely determined, have a Material Adverse Effect on the ability of a Security Party to perform its obligations under the Security Documents or on the validity or enforceability of any of the Security Documents; and

(c)
promptly, such further information regarding the financial condition, business and operations of any Security Party as the Agent may reasonably request including, without limitation, cash flow analyses and details of the operating costs of each Vessel.

10.2.4	Notification of default

(a)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)
Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying to the best of their knowledge and belief that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

10.2.5 "Know your customer" checks If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of the Borrower after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Bank of any of its rights and obligations under this Agreement to a party that is not a Bank prior to such assignment or transfer,

obliges the Agent or any Bank (or, in the case of (c) above, any prospective new Bank) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Bank supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Bank) or any Bank for itself (or, in the case of (c) above, on behalf of any prospective new Bank) in order for the Agent or that Bank (or, in the case of (c) above, any prospective new Bank) to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Security Documents.

10.2.6 Pari Passu The Borrower shall ensure that its obligations under this Agreement shall at all times rank at least pari passu with all of its other present and future unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by any applicable laws to companies generally and not by contract.

10.2.7 Corporate Existence The Borrower shall ensure that throughout the Facility Period each of the Security Parties shall (i) remain duly formed and validly existing under the laws of its respective jurisdiction of incorporation (ii) remain authorised to do business in the jurisdiction in which it transacts its business (iii) continue to have the power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Security Documents to which it is a party and (iv) continue to comply with all laws, statutory, regulatory and other requirements relative to its business which could reasonably be expected to have a Material Adverse Effect on its business, assets or operations, financial or otherwise.

10.2.8 Admissibility In Evidence The Borrower shall obtain all necessary authorisations, consents, approvals, licences, exemptions, filings, registrations, recordings and notarisations required or advisable in connection with the admissibility in evidence of the Security Documents or any of them in Proceedings in England or any other jurisdiction in which Proceedings have been commenced.

10.2.9 Registration of Vessels The Borrower undertakes to maintain the registration of the Vessels under the flag indicated in Schedule 2, or such other flag requested by the Borrower and is consented to by the Banks (such consent not to be unreasonably withheld), for the duration of the Facility Period.

10.2.10 Classification The Borrower shall ensure that each Vessel maintains the highest classification required for the purpose of the relevant trade of such Vessel which shall be with a Pre-Approved Classification Society or such other society as may be acceptable to the Agent, in each case, free from any overdue recommendations and conditions affecting the class of that Vessel.

10.2.11 Compliance with Applicable Laws The Borrower shall comply with all applicable laws to which it may be subject.

10.2.12 Inspection of records The Borrower will permit the inspection of its financial records and accounts on reasonable notice from time to time during business hours by the Agent or its nominee.

10.2.13 Valuations The Borrower will deliver to the Agent:

(a) a Valuation of each of the Vessels on the due date for delivery of the six monthly Compliance Certificate (which shall be at the expense of the Borrower); and

(b) on such other occasions as the Agent may reasonably request (which shall be at the expense of the Agent).

10.2.14 Financial covenants Throughout the Facility Period the Borrower shall procure that the Guarantor shall:-

(i) maintain a ratio of Total Shareholder Equity to Total Assets of at least thirty five per cent. (35%); and

(ii) maintain a ratio of EBITDA to Interest Expense of no less than 2.25:1.00.

10.2.15	Compliance Certificates The Borrower will produce a Compliance Certificate with each set of audited consolidated annual accounts and each set of unaudited consolidated six monthly accounts.

10.2.16	Additional security If and so often as the aggregate of:

(i)	the Valuations of the Vessels; and

(ii)
the value of any additional security acceptable to the Agent in its absolute discretion for the time being provided to the Banks (or to the Agent on their behalf) pursuant to this Clause (the "Collateral")

shall be less than one hundred and forty per cent (140%) of the amount of the Base Currency Amount (each being a "Relevant Percentage") the Borrower will, within thirty days of the request of the Agent to do so, at the Borrower's option:-

(a)
pay to the Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Banks (or of the Agent on their behalf) as additional security for the payment of the Indebtedness; or

(b)
give to the Banks (or to the Agent on their behalf) other additional security as proposed by the Borrower in amount and form acceptable to the Banks in their reasonable discretion, acting in good faith; or

(c)	prepay the amount of the Indebtedness which will ensure that the Collateral is not less than the Relevant Percentage.

Clauses 5.3, 5.4, 5.5 and 5.6 shall apply, mutatis mutandis, to any prepayment made pursuant to this Clause and the value of any additional security provided pursuant to this Clause shall be determined by the Agent in its discretion after consultation with the Majority Banks. Where the Borrower has provided additional security pursuant to this Clause, the Borrower may obtain new Valuations (at the Borrower's expense) on a date falling not earlier than three (3) months after the date such additional security was provided. If the aggregate amount of the Collateral reflecting the new Valuations of the Vessels (the "New Security Amount") is greater than the Relevant Percentage then, provided no Event of Default has occurred and is continuing, the Agent shall release to the Borrower, upon the Borrower's written request and at the Borrower's expense, any part of the additional security as the Borrower shall select with the consent of the Agent (such consent not to be unreasonably withheld), such that after its release the New Security Amount will be at least equal to the Relevant Percentage.

10.3 Vessel Covenants - Insurance

10.3.1	The Borrower covenants to ensure at its own expense throughout the Facility Period that:

(a)
the Vessels remain insured against marine risks and war risks on an agreed value basis for an amount which is the greater from time to time of (i) ninety per cent (90%) of the most recent Valuation of the Vessels and (ii) an amount which (when aggregated with the amounts for which any other vessels providing first priority security for the Indebtedness are insured for such risks) equals one hundred and twenty per cent (120%) of the amount of the Facility Outstandings; and

(b)
the Vessels remain entered in a protection and indemnity association in both protection and indemnity classes, or remains otherwise insured against protection and indemnity risks and liabilities (including, without limitation, protection and indemnity war risks); and

(c)
the Vessels remain insured against oil pollution caused by such Vessel for such amounts as the Agent may from time to time approve unless that risk is covered to the satisfaction of the Agent by each Vessel's protection and indemnity entry or insurance.

10.3.2
The Agent agrees that, if and for so long as any Vessel may be laid up with the approval of the Agent, the Borrower may at its own expense take out port risk insurance on the Vessel in place of hull and machinery insurance.

10.3.3
The Borrower undertakes to place the Obligatory Insurances in such markets, in such currency, on such terms and conditions, and with such brokers, underwriters and associations as the Agent shall have previously approved in writing. The Borrower shall not alter the terms of any of the Obligatory Insurances without the prior written consent of the Agent, and will supply the Agent from time to time on request with such information as the Agent may in its discretion require with regard to the Obligatory

Insurances and the brokers, underwriters or associations through or with which the Obligatory Insurances are placed. The Borrower shall reimburse the Agent on demand for all costs and expenses incurred by the Agent in obtaining from time to time a report on the adequacy of the Obligatory Insurances from an insurance adviser instructed by the Agent.

10.3.4
The Borrower undertakes duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Obligatory Insurances, and, at its own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association.

10.3.5
The Borrower will comply in all respects with all terms and conditions of the Obligatory Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessels to operate in accordance with the terms and conditions of the Obligatory Insurances. The Borrower will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Obligatory Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Obligatory Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Borrower will not permit the Vessels to be employed other than in conformity with the Obligatory Insurances without first taking out additional insurance cover in respect of that employment in all respects to the satisfaction of the Agent, and the Borrower will promptly notify the Agent of any new requirement imposed by any broker, underwriter or association in relation to any of the Obligatory Insurances.

10.3.6
The Borrower will, at least fourteen (14) days (or such shorter period as the Agent may from time to time agree) before the expiry of any of the Obligatory Insurances, notify the Agent of the names of the brokers and/or the war risks and protection and indemnity associations proposed to be employed by the Borrower for the purposes of the renewal of such Obligatory Insurances and of the amounts in which such Obligatory

Insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Agent pursuant to this Clause 10.3.6, that the relevant insurance brokers and/or the approved war risks and protection and indemnity associations will at least seven (7) days before such expiry (or within such shorter period as the Agent may from time to time agree) confirm in writing to the Agent whether or not there are likely to be any changes to the names of the brokers and/or war risks and protection and indemnity associations and advise when it is expected that such renewals shall be effected in accordance with the instructions so given provided always that the renewal is effected before the relevant current Obligatory Insurances expire.

10.3.7
The Borrower shall deliver to the Agent certified copies (and, if required by the Agent, the originals) of all policies, certificates of entry and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions) and shall procure that letters of undertaking in such form as the Agent may approve shall be issued to the Agent by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers). If any Vessel is at any time during the Facility Period insured under any form of fleet cover, the Borrower shall procure that those letters of undertaking contain confirmation that the brokers, underwriters or association (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance, and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance. Failing receipt of those confirmations, the Borrower will instruct the brokers, underwriters or association concerned to issue a separate policy or certificate for the Vessel in the sole name of the Borrower or of the Borrower's brokers as agents for the Borrower.

10.3.8	The Borrower shall promptly provide the Agent with full information regarding any casualty or other accident or damage to any Vessel.

10.3.9
The Borrower agrees that, at any time after the occurrence and during the continuation of an Event of Default, the Agent shall be entitled to collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances; to compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and otherwise to deal with such claims in such manner as the Agent shall in its discretion think fit.

10.3.10
Whether or not an Event of Default shall have occurred or be continuing, the proceeds of any claim under any of the Insurances in respect of a Total Loss in excess of the Threshold Amount shall be paid to the Agent and applied by the Agent in accordance with Clause 13.4.

10.3.11
Following the occurrence of an Event of Default which shall be continuing, in the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss), if the Borrower shall fail to reach agreement with any of the brokers, underwriters or associations for the immediate restoration of any Vessel, or for payment to third parties, within such time as the Agent may stipulate, the Agent shall be entitled to require payment to itself. In the event of any dispute arising between the Borrower and any broker, underwriter or association with respect to any obligation to make any payment to the Borrower or to the Agent under or in connection with any of the Insurances, or with respect to the amount of any such payment, the Agent shall be entitled to settle that dispute directly with the broker, underwriter or association concerned. Any such settlement shall be binding on the Borrower.

10.3.12
The Agent agrees that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Borrower to reimburse the Borrower for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, an Event of Default shall have occurred and be continuing, in which event the Agent shall be entitled to receive the amounts in question and to apply them either in reduction of the Indebtedness or, at the option of the Agent, to the discharge of the liability in respect of which they were paid.

10.3.13
The Borrower shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Threshold Amount arising other than from a Total Loss) without the prior written consent of the Agent.

10.3.14
If the Borrower fails to effect or keep in force the Obligatory Insurances, the Agent may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessels and such entries in protection and indemnity or war risks associations as the Agent in its discretion considers desirable, and the Agent may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Borrower will reimburse the Agent from time to time on demand for all such premiums, calls or contributions paid by the Agent, together with interest at the Default Rate from the date of payment by the Agent until the date of reimbursement.

10.3.15
The Borrower shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessels in any jurisdiction in which any Vessel shall trade and in particular (if such Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act)) the Borrower shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the "Act"). Before any such trade is commenced and during the entire period during which such trade is carried on, the Borrower shall:

(a) pay any additional premiums required to maintain protection and indemnity cover for oil pollution up to the limit available to the Borrower for such Vessel in the market; and

(b) make all such quarterly or other voyage declarations as may from time to time be required by such Vessel's protection and indemnity association in order to maintain such cover, and promptly deliver to the Agent copies of such declarations; and

(c) submit such Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel's protection and indemnity insurers to maintain cover for such trade and promptly deliver to the Agent copies of reports made in respect of such surveys; and

(d) implement any recommendations contained in the reports issued following the surveys referred to in Clause 10.3.15 (d) within the relevant time limits, and provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done; and

(e) in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):

(i) obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Agent with a copy; and

(ii) procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Agent with evidence that this is so; and

(iii) comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under the Act so that at all times the Vessels fall within the provisions which limit strict liability under the Act for oil pollution.

10.4 Vessel Covenants - Operation and Maintenance

The Borrower covenants with the Agent:

10.4.1	to keep the Vessels seaworthy and in a state of complete repair and in compliance with the requirements from time to time of all applicable laws, conventions and regulations and of her insurers; and

10.4.2
to maintain the registration of each Vessel under its current flag or such other flag as may be consented to by the Agent with such consent not to be unreasonably withheld, to effect and maintain registration of each

Mortgage at each Vessel's Ship Registry; and not cause nor permit to be done any act or omission as a result of which either of those registrations might be defeated or imperilled; and

10.4.3
to maintain the Vessels in a condition entitling each Vessel to the highest class applicable to vessels of her type with a Pre-Approved Classification Society free of recommendations and qualifications and not cause nor permit to be done any act or omission as a result of which a Vessel would no longer be classed by such Pre-Approved Classification Society; and

10.4.4
to comply with all laws, conventions and regulations applicable to the Borrower or to the Vessels and to carry on board each Vessel all certificates and other documents which may from time to time be required to evidence such compliance; and

10.4.5
to procure that all repairs to each Vessel or replacements of parts or equipment of each Vessel are effected in such a way as not to diminish the value of such Vessel and with replacement parts or equipment the property of the Borrower and free of all Encumbrances (other than the Mortgage); and

10.4.6
to permit the Agent and all persons appointed by the Agent to board the Vessels from time to time during the Facility Period to inspect each Vessel's state and condition and, if such Vessel shall not be in a state and condition which complies with the requirements of this Agreement, to effect such repairs as shall in the opinion of the Agent be desirable to ensure such compliance, without prejudice to the Agent's other rights under or pursuant to the Mortgage or this Agreement; and

10.4.7
immediately to notify the Agent of any arrest or detention of the Vessels, and to cause such Vessel to be released from arrest or detention as quickly as possible, and in any event within fifteen (15) Business Days from the date of arrest or detention, and immediately to notify the Agent in the same manner of the release of such Vessel; and

10.4.8	not during the Facility Period to sell, agree to sell, or otherwise dispose of, or agree to dispose of, the Vessels without the prior written consent of the Agent; and

10.4.9	in the event of any requisition or seizure of any Vessel, to take all lawful steps to recover possession of the Vessel as soon as it is entitled to do so; and

10.4.10
to give to the Agent from time to time during the Facility Period on request such information as the Agent may require with regard to each Vessel's employment, position and state of repair and, on the Agent's request, to supply the Agent with copies of all charterparties and other contracts of employment relating to each Vessel and copies of each Vessel's deck and engine logs; and

10.4.11
to comply with all requirements from time to time of each Vessel's classification society and to give to the Agent from time to time during the Facility Period on request copies of all classification certificates of each Vessel and reports of surveys required by each Vessel's classification society (the Borrower by its execution of this Agreement irrevocably authorising the Agent to obtain such information and documents from each Vessel's classification society as the Agent may from time to time require), and to notify the Agent immediately of any requirement or recommendation imposed by each Vessel's classification society; and

10.4.12
not during hostilities (whether or not a state of war shall formally have been declared and including, without limitation, any civil war) to permit any Vessel to be employed in carrying any goods which may be declared to be contraband of war or which may render such Vessel liable to confiscation, seizure, detention or destruction, nor to permit any Vessel to enter any area which is declared a war zone by any governmental authority or by any Vessel's insurers unless the Agent shall have consented to that employment or voyage in writing, which consent (if given) shall be conditional on the Borrower effecting at its own expense such additional insurances as the Agent shall consider necessary or desirable and, if required by the Agent, specifically assigning those insurances to the Agent by such documents as the Agent may require; and

10.4.13
not without the prior written consent of the Agent to let any Vessel on any demise charter which (inclusive of any extension option) is capable of exceeding thirty seven (37) months nor to employ any Vessel in any way which might impair the security created by the Security Documents; and

10.4.14
duly to perform (unless prevented by force majeure), and to take all necessary steps to enforce the performance by charterers and shippers of, all charterparties and other contracts of employment and all bills of lading and other contracts relating to the Vessels; and

10.4.15
not following the occurrence and during the continuation of an Event of Default to let any Vessel on charter or renew or extend any charter or other contract of employment of any Vessel, nor agree to do so, without the prior written consent of the Agent; and

10.4.16
to pay and discharge when due from time to time all taxes, levies, duties, fines and penalties imposed on each Vessel, or on the Borrower, its income, profits, capital gains or any of its property; and

10.4.17
not at any time during the Facility Period without the prior written consent of the Agent (and then subject to such conditions as the Agent may impose) to create nor grant nor permit to exist any Encumbrance over any Vessel or any of the Assigned Property other than any Permitted Encumbrances existing from time to time; and

10.4.18
to notify the Agent immediately the Borrower becomes aware of any legal proceedings or arbitration involving any Vessel or the Borrower where the amount claimed by any party (ignoring any counterclaim or defence of set-off) exceeds or may reasonably be expected to exceed the Threshold Amount; and

10.4.19	to keep proper books of account in respect of each Vessel and as and when required by the Agent to make such books available for inspection on behalf of the Agent; and

10.4.20	not to permit anyone other than the Manager to be appointed as commercial or technical managers of any Vessel, nor permit any material variation of the arrangements for the commercial or technical management of any Vessel, nor permit the Manager to sub-contract or delegate a material part of the commercial or technical management of any Vessel to any third party; and

10.4.21
to take all reasonable precautions to prevent any infringements of any anti drug legislation in any jurisdiction in which the Vessels shall trade and in particular (if any Vessel is to trade in the United States of America) to take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America and for this purpose to enter into a "Carrier Initiative Agreement" with the United States' Customs Service and to procure that the same or a similar agreement is maintained in full force and effect and that the Borrower's obligations under that agreement are performed in respect of such Vessel; and

10.4.22
to comply, or procure that the operator of the Vessels will comply, with the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation (as the same may be amended from time to time) (the "ISM Code") or any replacement of the ISM Code and in particular, without limitation, to:

(a)  procure that the Vessels remain for the duration of the Facility Period subject to a safety management system developed and implemented in accordance with the ISM Code; and

(b) maintain for each Vessel throughout the Facility Period a valid and current SMC and provide a copy to the Agent; and

(c) procure that the ISM Company maintains throughout the Facility Period a valid and current DOC and provide a copy to the Agent; and

(d) notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the SMC of the Vessel or of the DOC of the ISM Company.

10.4.23	to comply in relation to each Vessel with the ISPS Code or any replacement of the ISPS Code and in particular, without limitation, to:

(a) procure that each Vessel and the company responsible for each Vessel's compliance with the ISPS Code comply with the ISPS Code; and

(b) maintain for each Vessel throughout the Facility Period a valid and current International Ship Security Certificate issued under the ISPS Code ("ISSC") and provide a copy to the Agent; and

(c) notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

10.4.24
to comply in relation to each Vessel with Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) (as the same may be amended from time to time) ("Annex VI") or any replacement of Annex VI and in particular, without limitation, to:

(a) procure that each Vessel's master and crew are familiar with, and that each Vessel complies with, Annex VI; and

(b) maintain for each Vessel throughout the Facility Period a valid and current International Air Pollution Prevention Certificate issued under Annex VI ("IAPPC") and provide a copy to the Agent; and

10.4.25 notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC.

11	Earnings

11.1
Remittance of Earnings The Borrower shall procure that all Net Earnings and any Requisition Compensation are paid to the Earnings Account or to such other account(s) as the Agent shall from time to time specify by notice in writing to the Borrower to begin as of no later than 30 June 2006 or such later date as the Banks shall agree.

11.2
Earnings Account The Borrower shall maintain the Earnings Account with the Agent for the duration of the Facility Period free of Encumbrances and rights of set off except for Permitted Liens and those Encumbrances and rights of set off created by or under the Security Documents.

12	Events Of Default

12.1	The Agent's rights If any of the events set out in Clause 12.2 occurs, the Agent may at its discretion (and, on the instructions of the Majority Banks, will):

12.1.1 by notice to the Borrower declare the Banks to be under no further obligation to the Borrower under or pursuant to this Agreement and may (and, on the instructions of the Majority Banks, will) declare all or any part of the Indebtedness (including such unpaid interest as shall have accrued and any Break Costs incurred by the Finance Parties) to be immediately payable, whereupon the Indebtedness (or the part of the Indebtedness referred to in the Agent's notice) shall immediately become due and payable without any further demand or notice of any kind; and/or

12.1.2 declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the corresponding Commitment of each Bank shall be reduced to zero; and/or

12.1.3	exercise any rights and remedies in existence or arising under the Security Documents.

12.2	Events of Default The events referred to in Clause 12.1 are:-

12.2.1
payment default if the Borrower defaults in the payment of any part of the Indebtedness when due PROVIDED ALWAYS that if the Borrower can demonstrate to the reasonable satisfaction of the Agent that it has given all necessary instructions to effect payment and the non-receipt thereof is attributable to an error in the banking system, such Event of Default shall only occur two (2) Business Days after such payment fell due; or

12.2.2
other default if any of the Security Parties fails to observe or perform any of the covenants, conditions, undertakings, agreements or obligations on its part contained in any of the Security Documents or shall in any other way be in breach of any of the Security Documents and such default (if in the reasonable opinion of the Majority Banks capable of remedy) is not remedied within fifteen (15) Business Days after notice of the default has been given to the Borrower; or

12.2.3
misrepresentation or breach of warranty if any representation, warranty or statement made, deemed to be made, or repeated under any of the Security Documents or in any accounts, certificate, notice instrument, written statement or opinion delivered by a Security Party under or in connection with any Security Document is incorrect or misleading in any material respect when made, deemed to be made or repeated; or

12.2.4
execution if a distress or execution or other process of a court or authority not covered by insurance is levied on any of the property of any of the Security Parties before or after final judgment or by order of any competent court or authority for an amount in excess of one million Dollars ($1,000,000) or its equivalent in any other currency and is not satisfied or stayed (with a view to being contested in good faith) within fourteen days of levy or any other applicable cure period (if longer); or

12.2.5	insolvency events if any of the Security Parties:-

(a)	resolves to appoint, or applies for, or consents to the appointment of, a receiver, administrative receiver, trustee, administrator or liquidator of itself or of all or part of its assets; or

(b)	is unable or admits its inability to pay its debts as they fall due; or

(c)	makes a general assignment for the benefit of creditors; or

(d)	ceases trading or threatens to cease trading; or

(e)	has appointed an Inspector under the Companies Act 1985 or any statutory provision which the Agent in its discretion considers analogous thereto; or

12.2.6
insolvency proceedings if any proceedings are commenced or threatened, or any order or judgment is given by any court, for the bankruptcy, liquidation, winding up, administration or re-organisation of any of the Security Parties or for the appointment of a receiver, administrative receiver, administrator, liquidator or trustee of any of the Security Parties or of all or any material part of the assets of any of the Security Parties or if any person appoints or purports to appoint such receiver, administrative receiver, administrator, liquidator or trustee which proceeding is not discharged within fifteen (15) days of its commencement; or

12.2.7
impossibility or illegality unless covered by Clause 15.7, if any event occurs which would, or would with the passage of time, render performance of any of the Security Documents impossible, unlawful or unenforceable by the Banks or the Agent; or

12.2.8	conditions subsequent if any of the conditions set out in Clause 3.3 is not satisfied within the time reasonably required by the Agent; or

12.2.9
revocation or modification of consents etc. if any material consent, licence, approval or authorisation which is now or which at any time during the Facility Period becomes necessary to enable any of the Security Parties to comply with any of their obligations in or pursuant to any of the Security Documents is revoked, withdrawn or withheld, or modified in a manner which the Agent reasonably considers is, or may be, prejudicial to the interests of the Banks in a material manner, or any material consent, licence, approval or authorisation ceases to remain in full force and effect; or

12.2.10
curtailment of business if the business of any of the Security Parties is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any Security Party disposes or threatens to dispose of a substantial part of its business or assets; or

12.2.11
acceleration of other indebtedness if any Financial Indebtedness of any of the Security Parties or any Material Subsidiary becomes due or capable of being declared due prior to its stated maturity by reason of default on the part of that Security Party or Material Subsidiary (as the case may be), or is not repaid or satisfied on the due date for its repayment or any such other loan, guarantee or indebtedness becomes enforceable save for amounts of less than one million Dollars ($1,000,000) in aggregate, or its equivalent in any other currency; or

12.2.12	reduction of capital if any of the Security Parties reduces its authorised or issued or subscribed capital except as part of a share buy-back, whilst solvent, by the Borrower; or

12.2.13	challenge to registration if the registration of any Vessel or any Mortgage becomes void or voidable or liable to cancellation or termination; or

12.2.14
war if the country of registration of any Vessel becomes involved in war involving another sovereign state (whether or not declared) or civil war or is occupied by any other power and the Agent reasonably considers that, as a result, the security conferred by the Security Documents is materially prejudiced; or

12.2.15
material adverse change etc. if any thing is done or permitted or omitted to be done by any of the Security Parties or any Material Subsidiary which in the reasonable opinion of the Majority Banks has a Material Adverse Effect or if there occurs (in the reasonable opinion of the Majority Banks) any material adverse change in the business, affairs or financial condition of any of the Security Parties or any Material Subsidiary from that pertaining at the date of this Agreement; or

12.2.16
final judgements if any of the Security Parties fails to comply with any non appealable court order or fails to pay a final unappealable judgment against it which remains unsettled for fifteen (15) Business Days; or

12.2.17	loss of stock market listing if the Guarantor ceases to be listed on NASDAQ or another recognised stock exchange for more than fifteen (15) Business Days; or

12.2.18	similar event any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clauses 12.2.4, 12.2.5 and 12.2.6; or

12.2.19	environmental matters

(a)
any Environmental Claim is pending or made against the Borrower or any of the Borrower's Environmental Affiliates or in connection with a Vessel, where such Environmental Claim has a Material Adverse Effect, where such Environmental Claim is not covered by the Insurances.

(b)
any actual Environmental Incident occurs in connection with a Vessel, where such Environmental Incident has a Material Adverse Effect, where such Environmental Claim is not covered by the Insurances; or

12.2.20
repudiation Any Security Party repudiates any Security Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any such Security Documents; or

12.2.21	Change in ownership or control of the Borrower There is any change in the beneficial ownership or control of the Borrower from that advised to the Agent by the Borrower at the date of this Agreement.

13	Set-Off and Lien

13.1
Set-off The Borrower irrevocably authorises each of the Finance Parties at any time after all or any part of the Indebtedness shall have become due and payable to set off without notice any liability of the Borrower to any of the Finance Parties (whether present or actual, and irrespective of the branch or office, currency or place of payment) against any credit balance from time to time standing on any account of the Borrower (whether current or otherwise and whether or not subject to notice) with any branch of any of the Finance Parties in or towards satisfaction of the Indebtedness and, in the name of that Finance Party or the Borrower, to do all acts (including, without limitation, converting or exchanging any currency) and execute all documents which may be required to effect such application.

13.2
Lien If an Event of Default has occurred and is continuing, unremedied or unwaived, each Finance Party shall have a lien on and be entitled to retain and realise as additional security for the repayment of the Indebtedness any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable or other securities and property of any kind of the Borrower (or of that Finance Party as agent or nominee of the Borrower) from time to time held by that Finance Party, whether for safe custody or otherwise.

13.3
Restrictions on withdrawal Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of the Borrower with any of the Finance Parties, no such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Borrower after an Event of Default has occurred and while such Event of Default is continuing unremedied or unwaived, but any Finance Party may from time to time permit the withdrawal of all or any part of any such deposit or balance without affecting the continued application of this Clause.

13.4	Application Whilst an Event of Default is continuing unremedied or unwaived, the Borrower irrevocably authorises the Agent to apply all sums which the Agent may receive:-

13.4.1 pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or

13.4.2 by way of payment to the Agent of any sum in respect of the Insurances or Requisition Compensation of a Vessel; or

13.4.3 otherwise arising under or in connection with any of the Security Documents in or towards satisfaction, or by way of retention on account, of the Indebtedness, in such manner as the Agent may in its discretion determine.

14	Assignment and Sub-Participation

14.1
Right to assign Each of the Banks may assign or transfer all or any of its rights under or pursuant to the Security Documents or assign or grant sub-participations in all or any part of its Commitment (i) to any other branch or affiliate of that Bank or to another Bank or (ii) with the prior written consent of the Agent and the Borrower (which shall not be unreasonably withheld and which shall be deemed given if no response shall be received within ten (10) Business Days of a request or at any time whilst an Event of Default is in existence) to any other bank or financial institution.

14.2
Borrower's co-operation The Borrower will co-operate fully and will procure that the other Security Parties co-operate fully with the Banks in connection with any assignment, transfer or sub-participation pursuant to Clause 14.1; will execute and procure the execution of such documents as the Banks may require in connection therewith; and irrevocably authorises each of the Finance Parties to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Facility or the Security Documents which each such Finance Party may in its discretion consider necessary or desirable (subject to any duties of confidentiality applicable to the Banks generally).

14.3
Rights of assignee Any assignee or transferee of a Bank shall (unless limited by the express terms of the assignment or transfer) take the full benefit of every provision of the Security Documents benefiting that Bank.

14.4
Transfer Certificates If any Bank wishes to transfer all or any of its Commitment as contemplated in Clause 14.1 then such transfer may be effected by the delivery to the Agent and the Banks of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after the date of delivery of such Transfer Certificate to the Agent:

14.4.1 to the extent that in such Transfer Certificate the Bank which is a party thereto seeks to transfer its Commitment in whole, the Borrower and such Bank shall be released from further obligations towards each other under this Agreement and their respective rights against each other shall be cancelled other than existing claims against such Bank for breach of this Agreement (such rights, benefits and obligations being referred to in this Clause 14.4 as "discharged rights and obligations");

14.4.2 the Borrower and the Transferee which is a party thereto shall assume obligations towards each other and/or acquire rights against each other which differ from such discharged rights and obligations only insofar as the Borrower and such Transferee have assumed and/or acquired the same in place of the Borrower and such Bank;

14.4.3 the Finance Parties and the Transferee shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer; and

14.4.4 the Transferee shall pay to the Agent a transfer fee of three thousand Dollars ($3,000).

14.5
Power of Attorney In order to give effect to each Transfer Certificate, the Finance Parties (with the exception of the Banks) and the Borrower each hereby irrevocably and unconditionally appoint the Agent as its true and lawful attorney with full power to execute on their respective behalves each Transfer Certificate delivered to the Agent pursuant to Clause 14.4 without the Agent being under any obligation to take any further instructions from or give any prior notice to, any of the Finance Parties or, subject to the Borrower's rights under Clause 14.1, the Borrower before doing so and the Agent shall so execute each such Transfer Certificate on behalf of the other Finance Parties (with the exception of the Banks) and the Borrower immediately on its receipt of the same pursuant to Clause 14.4.

14.6	Notification The Agent shall promptly notify the other Finance Parties (with the exception of the Banks), the Transferee and the Borrower on the execution by it and the Banks of any Transfer Certificate together with details of the amount transferred, the Transfer Date and the parties to such transfer.

15	Payments, Mandatory Prepayment, Reserve Requirements and Illegality

15.1
Payments All amounts payable by the Borrower under or pursuant to any of the Security Documents shall be paid to such accounts at such banks as the Agent may from time to time direct to the Borrower and shall be paid in the relevant Optional Currency in same day funds. Payments shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Agent in its reasonable discretion considers that it is impossible or impracticable for the Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Agent on the Business Day next following the date of receipt of advice by the Agent.

15.2
No deductions or withholdings All payments (whether of principal or interest or otherwise) to be made by the Borrower pursuant to the Security Documents shall, subject only to Clause 15.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature, and the Borrower will not claim any equity in respect of any payment due from them to the Banks or to the Agent under or in relation to any of the Security Documents.

15.3
Grossing-up If at any time any law requires (or is interpreted to require) the Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, the Borrower will promptly notify the Agent and, simultaneously with making that payment, will pay to the Agent whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the Agent and the Banks receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

15.4
Evidence of deductions If at any time the Borrower is required by law to make any deduction or withholding from any payment to be made by it pursuant to any of the Security Documents, the Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty days after making that payment, deliver to the Agent an original receipt issued by the relevant authority, or other evidence reasonably acceptable to the Agent, evidencing the payment to that authority of all amounts required to be deducted or withheld. If the Borrower makes any deduction or withholding from any payment under or pursuant to any of the Security Documents, and a Bank subsequently receives a refund or allowance from any tax authority which that Bank at its sole discretion identifies as being referable to that deduction or withholding, that Bank shall, as soon as reasonably practicable, pay to the Borrower an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the deduction or withholding not been required to have been made. Nothing in this Clause shall be interpreted as imposing any obligation on any Bank to apply for any refund or allowance nor as restricting in any way the manner in which any Bank organises its tax affairs, nor as imposing on any Bank any obligation to disclose to the Borrower any information regarding its tax affairs or tax computations. All costs and expenses incurred by any Bank in obtaining or seeking to obtain a refund or allowance from any tax authority pursuant to this Clause shall be for the Borrower's account.

15.5
Adjustment of due dates If any payment to be made under any of the Security Documents, other than a payment of interest on the Facility (to which Clause 6.5 applies), shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

15.6	Change in law If, by reason of the introduction of any law, or any change in any law, or the interpretation or administration of any law, or in compliance with any request or requirement from any central bank or any fiscal, monetary or other authority:-

15.6.1	any Finance Party (or the holding company of any Finance Party) shall be subject to any Tax with respect to payments of all or any part of the Indebtedness; or

15.6.2	the basis of Taxation of payments to any Finance Party in respect of all or any part of the Indebtedness shall be changed; or

15.6.3
any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of any Finance Party or its direct or indirect holding company; or

15.6.4	any ratio (whether cash, capital adequacy, liquidity or otherwise) which any Finance Party or its direct or indirect holding company is required or requested to maintain shall be affected; or

15.6.5	there is imposed on any Finance Party (or on the direct or indirect holding company of any Finance Party) any other condition in relation to the Indebtedness or the Security Documents;

and the result of any of the above shall be to increase the cost to any Bank (or to the direct or indirect holding company of any Bank) of that Bank making or maintaining its Commitment or its Drawing or to cause any Finance Party to suffer (in its reasonable opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the Execution Date and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement, the Finance Party affected shall notify the Agent and, on demand to the Borrower by the Agent, the Borrower shall from time to time pay to the Agent for the account of the Finance Party affected the amount which shall compensate that Finance Party or the Agent (or the relevant holding company) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Agent or of the Finance Party affected setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrower and shall be conclusive evidence of such amount save for manifest error or on any question of law.

15.7
Illegality and impracticality Notwithstanding anything contained in the Security Documents, the obligations of a Bank to advance or maintain its Commitment shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful for that Bank to advance or maintain its Commitment. In such event the Bank affected shall notify the Agent and the Agent shall, by written notice to the Borrower, declare that Bank's obligations to be immediately terminated. If all or any part of the Facility shall have been advanced by the Banks to the Borrower the portion of the Indebtedness (including all accrued interest) advanced by the Bank so affected shall be prepaid within thirty days from the date of such notice, or sooner if illegality is determined. Clause 5.4 shall apply to either of those prepayments if it is made on a day other than the last day of an Interest Period. During that period, the affected Bank shall negotiate in good faith with the Borrower to find an alternative method or lending base in order to maintain the Facility.

15.8
Changes in market circumstances If at any time a Bank determines (which determination shall be final and conclusive and binding on the Borrower) that, by reason of changes affecting the London Interbank market, adequate and fair means do not exist for ascertaining the rate of interest on the Facility or any part thereof pursuant to this Agreement:-

15.8.1	that Bank shall give notice to the Agent and the Agent shall give notice to the Borrower of the occurrence of such event; and

15.8.2
the Agent shall as soon as reasonably practicable certify to the Borrower in writing the effective cost to that Bank of maintaining its Commitment for such further period as shall be selected by that Bank and the rate of interest payable by the Borrower for that period; or, if that is not acceptable to the Borrower,

15.8.3
the Agent in accordance with instructions from that Bank and subject to that Bank's approval of any agreement between the Agent and the Borrower, will negotiate with the Borrower in good faith with a view to modifying this Agreement to provide a substitute basis for that Bank’s Commitment which is financially a substantial equivalent to the basis provided for in this Agreement.

If, within thirty days of the giving of the notice referred to in Clause 15.8.1, the Borrower and the Agent fail to agree in writing on a substitute basis for such Bank’s Commitment the Borrower will immediately prepay the amount of such Bank’s Commitment and the Maximum Facility Amount will automatically decrease by the amount of such Commitment and such decrease shall not be reversed. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period.

15.9
Non-availability of currency If a Bank is for any reason unable to obtain the relevant Optional Currency in the London Interbank market and is, as a result, or as a result of any other contingency affecting the London Interbank market, unable to advance or maintain its Commitment in the relevant Optional Currency, that Bank shall give notice to the Agent and the Agent shall give notice to the Borrower and that Bank's obligations to make the Facility available shall immediately cease. In that event, if all or any part of the Facility shall have been advanced by that Bank to the Borrower, the Agent in accordance with instructions from that Bank and subject to that Bank's approval of any agreement between the Agent and the Borrower, will negotiate with the Borrower in good faith with a view to establishing a mutually acceptable basis for funding the Facility or relevant part thereof from an alternative source. If the Agent and the Borrower have failed to agree in writing on a basis for funding the Facility or relevant part thereof from an alternative source by 11.00 a.m. on the second Business Day prior to the end of the then current relevant Interest Period, the Borrower will (without prejudice to its other obligations under or pursuant to this Agreement, including, without limitation, its obligation to pay interest on the Facility, arising on the expiry of the then relevant Interest Period) prepay the Indebtedness (or relevant part thereof) to the Agent on behalf of that Bank on the expiry of the then current relevant Interest Period.

16	Communications

16.1	Method Except for Communications pursuant to Clause 9, which shall be made or given in accordance with Clause 9.20, any Communication may be given,

delivered, made or served (as the case may be) under or in relation to this Agreement by letter or fax and shall be in the English language and sent addressed:-

16.1.1	in the case of any of the Finance Parties to the Agent at its address at the head of this Agreement (fax no: +47 5521 1924) marked for the attention of: Credit Administration; and

16.1.2	in the case of the Borrower to the Communications Address;

or to such other address or fax number as the Agent or the Borrower may designate for themselves by written notice to the others.

16.2	Timing A Communication shall be deemed to have been duly given, delivered, made or served to or on, and received by a party to this Agreement:-

16.2.1	in the case of a fax when the sender receives one or more transmission reports showing the whole of the Communication to have been transmitted to the correct fax number;

16.2.2	if delivered to an officer of the relevant party or (in the case of the Borrower) left at the Communications Address at the time of delivery or leaving; or

16.2.3	if posted, at 9.00 a.m. on the fifth Business Day after posting by prepaid first class post.

Any Communication by fax shall be promptly confirmed in writing by post or hand delivery.

17	General Indemnities

17.1
Currency In the event of any Finance Party receiving or recovering any amount payable under any of the Security Documents in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower shall, on the Agent's written demand, pay to the Agent such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Agent on behalf of the Finance Parties as a separate debt under this Agreement.

17.2
Costs and expenses The Borrower will, within fourteen days of the Agent's written demand, reimburse the Agent (on behalf of each of the Finance Parties) for all reasonable out of pocket expenses including external legal costs (including stamp duty, Value Added Tax or any similar or replacement tax if applicable) of and incidental to:-

17.2.1
the negotiation, preparation, execution and registration of the Security Documents (whether or not any of the Security Documents are actually executed or registered and whether or not all or any part of the Facility is advanced);

17.2.2	any amendments, addenda or supplements to any of the Security Documents (whether or not completed);

17.2.3
any other documents which may at any time reasonably be required by any Finance Party to give effect to any of the Security Documents or which any Finance Party is entitled to call for or obtain pursuant to any of the Security Documents; and

17.2.4	the exercise of the rights, powers, discretions and remedies of the Finance Parties under or pursuant to the Security Documents.

17.3
Events of Default The Borrower shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party as a consequence of any Event of Default, including (without limitation) any Break Costs.

17.4
Funding costs The Borrower shall indemnify the Finance Parties from time to time on demand against all losses and costs incurred or sustained by any Finance Party if, for any reason due to a default or other action by the Borrower, any Drawing is not advanced to the Borrower after the relevant Drawdown Notice has been given to the Agent, or is advanced on a date other than that requested in the Drawdown Notice, including (without limitation) any Break Costs.

17.5
Protection and enforcement The Borrower shall indemnify the Finance Parties from time to time on demand against all losses, costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for in or about the protection, maintenance or enforcement of the rights conferred on the Finance Parties by the Security Documents or in or about the exercise or purported exercise by the Finance Parties of any of the rights, powers, discretions or remedies vested in them under or arising out of the Security Documents, including (without limitation) any losses, costs and liabilities which any Finance Party may from time to time sustain, incur or become liable for by reason of any Finance Party being mortgagees of any Vessel, assignees of any Mortgage and/or a lender to the Borrower, or by reason of any Finance Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of any Vessel. No such indemnity will be given to a Finance Party where any such loss, cost or liability has occurred due to gross negligence or wilful misconduct on the part of that Finance Party; however this shall not affect the right of any other Finance Party to receive any such indemnity.

17.6
Liabilities of Finance Parties The Borrower will from time to time reimburse the Finance Parties on demand for all sums which any Finance Party may pay on account of any of the Security Parties or in connection with any Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which any Finance Party may pay or guarantees which any Finance Party may give in respect of the Insurances, any expenses incurred by any Finance Party in connection with the maintenance or repair of any Vessel or in discharging any lien, bond or other claim relating in any way to any Vessel, and any sums which any Finance Party may pay or guarantees which they may give to procure the release of any Vessel from arrest or detention.

17.7
Taxes The Borrower shall pay all Taxes to which all or any part of the Indebtedness or any of the Security Documents may be at any time subject and shall indemnify the Finance Parties on demand against all liabilities, costs, claims and expenses incurred in connection therewith, including but not limited to any such liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes. The indemnity contained in this Clause shall survive the repayment of the Indebtedness.

18	Miscellaneous

18.1
Waivers No failure or delay on the part of any Finance Party in exercising any right, power, discretion or remedy under or pursuant to any of the Security Documents, nor any actual or alleged course of dealing between any Finance Party and any of the Security Parties, shall operate as a waiver of, or acquiescence in, any default on the part of any Security Party, unless expressly agreed to do so in writing by the Agent, nor shall any single or partial exercise by any Finance Party of any right, power, discretion or remedy preclude any other or further exercise of that right, power, discretion or remedy, or the exercise by a Finance Party of any other right, power, discretion or remedy.

18.2	No oral variations No variation or amendment of any of the Security Documents shall be valid unless in writing and signed on behalf of the Agent and the relevant Security Party.

18.3
Severability If at any time any provision of any of the Security Documents is invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

18.4
Successors etc. The Security Documents shall be binding on the Security Parties and on their successors and permitted transferees and assignees, and shall inure to the benefit of the Finance Parties and their respective successors, transferees and assignees. The Borrower may not assign or transfer any of its rights or duties under or pursuant to any of the Security Documents without the prior written consent of the Banks.

18.5
Further assurance If any provision of the Security Documents shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Finance Parties on their behalf are considered by the Banks for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrower will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the reasonable opinion of the Banks are necessary to provide adequate security for the repayment of the Indebtedness.

18.6
Other arrangements The Finance Parties may, without prejudice to their rights under or pursuant to the Security Documents, at any time and from time to time, on such terms and conditions as they may in their discretion determine, and without notice to the Borrower, grant time or other indulgence to, or compound with, any other person liable (actually or contingently) to the Finance Parties or any of them in respect of all or any part of the Indebtedness, and may release or renew negotiable instruments and take and release securities and hold funds on realisation or suspense account without affecting the liabilities of the Borrower or the rights of the Finance Parties under or pursuant to the Security Documents.

18.7
Advisers The Borrower irrevocably authorises the Agent, at any time and from time to time during the Facility Period, to consult insurance advisers on any matters relating to the Insurances, and from time to time to consult or retain advisers or consultants to monitor or advise on any other claims relating to the Vessels. The Borrower will provide such advisers and consultants with all information and documents which they may from time to time reasonably require and will reimburse the Agent on demand for all reasonable costs and expenses incurred by the Agent in connection with the consultation or retention of such advisers or consultants.

18.8
Delegation The Finance Parties may at any time and from time to time delegate to any person any of their rights, powers, discretions and remedies pursuant to the Security Documents, other than rights relating to actions to be taken by the Majority Banks or the Banks as a group on such terms as they may consider appropriate (including the power to sub-delegate).

18.9
Rights etc. cumulative Every right, power, discretion and remedy conferred on the Finance Parties under or pursuant to the Security Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which they may at any time be entitled by law or in equity. The Finance Parties may exercise each of their rights, powers, discretions and remedies as often and in such order as they deem appropriate subject to obtaining the prior written consent of the Majority Banks. The exercise or the beginning of the exercise of any right, power, discretion or remedy shall not be interpreted as a waiver of the right to exercise any other right, power, discretion or remedy either simultaneously or subsequently.

18.10
No enquiry The Finance Parties shall not be concerned to enquire into the powers of the Security Parties or of any person purporting to act on behalf of any of the Security Parties, even if any of the Security Parties or any such person shall have acted in excess of their powers or if their actions shall have been irregular, defective or informal, whether or not any Finance Parties had notice thereof.

18.11
Continuing security The security constituted by the Security Documents shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Indebtedness shall have been repaid in full and none of the Finance Parties shall be under any further actual or contingent liability to any third party in relation to the Vessels, the Insurances or Requisition Compensation or any other matter referred to in the Security Documents.

18.12
Security cumulative The security constituted by the Security Documents shall be in addition to any other security now or in the future held by the Finance Parties or any of them for or in respect of all or any part of the Indebtedness, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of any of the Finance Parties, nor affected by any irregularity, defect or informality, or by any release, exchange or variation of any such security. Section 93 of the Law of Property Act 1925 and all provisions which the Agent considers analogous thereto under the law of any other relevant jurisdiction shall not apply to the security constituted by the Security Documents.

18.13
Re-instatement If any Finance Party takes any steps to exercise any of its rights, powers, remedies or discretions pursuant to the Security Documents and the result shall be adverse to the Finance Parties, the Borrower and the Finance Parties shall be restored to their former positions as if no such steps had been taken.

18.14
No liability None of the Finance Parties, nor any agent or employee of any Finance Party, nor any receiver and/or manager appointed by the Agent, shall be liable for any losses which may be incurred in or about the exercise of any of the rights, powers, discretions or remedies of the Finance Parties under or pursuant to the Security Documents nor liable as mortgagee in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee in possession might otherwise be liable unless such Finance Party’s action constitutes gross negligence or wilful misconduct.

18.15
Rescission of payments etc. Any discharge, release or reassignment by any of the Finance Parties of any of the security constituted by, or any of the obligations of any Security Party contained in, any of the Security Documents shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law, unless such Finance Party's action constitutes gross negligence or wilful misconduct.

18.16
Subsequent Encumbrances If the Agent receives notice of any subsequent Encumbrance (other than any Encumbrance permitted by the terms of this Agreement) affecting any Vessel or all or any part of the Insurances or Requisition Compensation, the Agent may open a new account in its books for the Borrower. If the Agent does not open a new account, then (unless the Encumbrance is permitted by the terms of this Agreement or the Agent gives written notice to the contrary to the Borrower) as from the time of receipt by the Agent of notice of such subsequent Encumbrance, all payments made to the Agent shall be treated as having been credited to a new account of the Borrower and not as having been applied in reduction of the Indebtedness.

18.17
Releases If any Finance Party shall at any time in its discretion release any party from all or any part of any of the Security Documents or from any term, covenant, clause, condition or obligation contained in any of the Security Documents, the liability of any other party to the Security Documents shall not be varied or diminished.

18.18
Certificates Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any of the Security Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower of that amount.

18.19
Survival of representations and warranties The representations and warranties on the part of the Borrower contained in this Agreement shall survive the execution of this Agreement and the advance of the Facility or any part thereof.

18.20	Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

18.21	Third Party Rights Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act 1999, no term of this Agreement is enforceable by a person who is not a party to it.

19	Law and Jurisdiction

19.1	Governing law This Agreement shall in all respects be governed by and interpreted in accordance with English law.

19.2
Jurisdiction For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any Proceedings may be brought in those courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any Proceedings in any court referred to in this Clause, and any claim that those Proceedings have been brought in an inconvenient or inappropriate forum.

19.3
Alternative jurisdictions Nothing contained in this Clause shall limit the right of the Finance Parties to commence any Proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any Proceedings against the Borrower in one or more jurisdictions preclude the commencement of any Proceedings in any other jurisdiction, whether concurrently or not.

19.4
Service of process Without prejudice to the right of the Finance Parties to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to the Address for Service, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9.00 a.m. on the third Business Day after posting by prepaid first class registered post.

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SCHEDULE 1

The Banks, the Commitments and the Proportionate Shares

The Banks	The Commitments ($)	The Proportionate Shares (%)
DnB NOR BANK ASA	$21,600,000	72%
THE ROYAL BANK OF SCOTLAND PLC	$8,400,000	28%

SCHEDULE 2

The Vessels

Owner	Country of Incorporation	Vessel	Flag
GulfMark Rederi AS	Norway	"NORTH CHALLENGER"	Norway
GulfMark Rederi AS	Norway	"NORTH TRAVELLER"	Norway
GulfMark Rederi AS	Norway	"NORTH STREAM"	Norway
GulfMark Rederi AS	Norway	"NORTH MARINER"	Norway

SCHEDULE 3

Form of Transfer Certificate

To:  DnB NOR Bank ASA as agent (the "Agent")
The Royal Bank of Scotland plc (the "Bank")

TRANSFER CERTIFICATE

This transfer certificate relates to a facility agreement (as the same may be from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated                                2006 whereby an initial reducing revolving credit facility of up to $30,000,000 was made available to GulfMark Rederi AS by a group of banks on whose behalf the Agent acts as agent and security trustee.

1
Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms "Existing Bank" and "Transferee" are defined in the schedule to this transfer certificate .

2
The Existing Bank (i) confirms that the details in the Schedule hereto under the heading "Existing Bank's Commitment" accurately summarises its Commitment in the Facility Agreement and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion of such Commitment specified in the Schedule hereto by counter-signing and delivering the Transfer Certificate to the Agent at its address for the service of Communications specified in the Facility Agreement.

3
The Transferee requests the Agent and the Bank to accept this Transfer Certificate as being delivered to the Agent and the Bank pursuant to and for the purposes of clause 14.4 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4
The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not in the future rely on the Existing Bank or any other party to the Facility Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Existing Bank or any other party to the Facility Agreement to access or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Facility Agreement.

5
Execution of this Transfer Certificate by the Transferee constitutes its representation to the Transferor and all other parties to the Facility Agreement that it has power to become a party to the Facility Agreement as a Bank (as defined in the Facility Agreement) on the terms herein and therein set out and has taken all steps to authorise execution and delivery of this Transfer Certificate.

6
The Transferee undertakes with the Existing Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and the Bank and satisfaction of the conditions (if any) subject to which the Transfer Certificate is expressed to take effect.

7
The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or for the performance and observance by the Borrower of any of their obligations under the Facility Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8
The Existing Bank gives notice that nothing in this transfer certificate or in the Facility Agreement (or any document relating thereto) shall oblige the Existing Bank to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Facility Agreement (or any document relating thereto) of its obligations under any such document. The Transferee acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9	This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with English law.
THE SCHEDULE

1	Existing Bank:

2	Transferee:

3	Transfer Date:

4	Existing Bank's Commitment[1]:Portion Transferred

[Transferor Bank]    [Transferee Bank]

By:      By:

Date:      Date:

DnB NOR Bank ASA

As agent for and on behalf of itself,
the Borrower and the other Finance Parties (with the exception of the Banks):-

By: ……………………………………

Date: [    ]

The Royal Bank of Scotland plc

By: ……………………………………

Date: [    ]

1 Details of the Bank's Commitment should not be completed after the Termination Date.

SCHEDULE 4

Form of Drawdown Notice

To:	DnB NOR Bank ASA

From: GULFMARK REDERI AS

[Date]

Dear Sirs,
Drawdown Notice

We refer to the Revolving Credit Facility Agreement dated                                     2006 made between, amongst others, ourselves and yourselves ("the Agreement").

Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

Pursuant to Clause 2.3 of the Agreement, we irrevocably request that the Banks advance a Drawing of [           ] to us on                   200[ ], which is a Business Day, by paying the amount of the Drawing to [     ].

We warrant that the representations and warranties contained in Clause 4 of the Agreement other than those in clause 4.9 [and clause 4.17]2  are true and correct at the date of this Drawdown Notice and will be true and correct on               200[ ]; that no Event of Default nor Potential Event of Default has occurred and is continuing, and that no Event of Default or Potential Event of Default will result from the advance of the Drawing requested in this Drawdown Notice.

[We further confirm and certify that no material adverse change has occurred since the Execution Date in the business, assets, operations, condition (financial or otherwise) or prospects of the Borrower or its subsidiaries or in the facts and information regarding such entities as represented to date3 ].

2 To be in subsequent Drawdown Notices only.
3 To be in first Drawdown Notice only.

We select the period of [       ] months as the [first] Interest Period in respect of the Drawing.

Yours faithfully

.......................
For and on behalf of
GULFMARK REDERI AS

SCHEDULE 5

Calculation of the Mandatory Cost

1
The Mandatory Cost is an addition to the interest rate to compensate the Banks for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Bank, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Banks' Additional Cost Rates (weighted in proportion to the percentage participation of each Bank in the Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Bank lending from a Facility Office in a Participating Member State will be the percentage notified by that Bank to the Agent. This percentage will be certified by that Bank in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Bank's participation in all loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Bank lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                          per cent. per annum.
E x 0.01
300

Where E is the rate of charge payable by a Bank to the Financial Services Authority under the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Agent as being the average of the Fee Tariffs applicable to that Bank for that financial year).

5 For the purposes of this Schedule:

(a)	"Eligible Liabilities and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	"Facility Office" means the office notified by a Bank to the Agent in writing on or before the date it becomes a Bank as the office through which it will perform its obligations under the Agreement;

(c)
"Fee Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fee Rules but taking into account any applicable discount rate); and

(e)
"Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union;

(f)	"Parties" means any party to the Agreement, including its successors in title permitted assigns and permitted transferees; and

(g)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
If requested by the Agent, each Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Bank as being the average of the Fee Tariffs applicable to that Bank for that financial year).

7
Each Bank shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Bank Shall supply the following information on or prior to the date on which it becomes a Bank:

(a) the jurisdiction of its Facility Office; and

(b) any other information that the Agent may reasonably require for such purpose.

Each Bank shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8
The percentages of each Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless the Bank notifies the Agent to the contrary, each Bank's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as in its Facility Office.

9
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Banks on the basis of the Additional Cost Rate for each Bank based on the information provided by each Bank pursuant to paragraphs 3, 6 and 7 above.

11
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all Parties.

12
The Agent may from time to time, after consultation with the Borrower and the Banks determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 6

Form of Compliance Certificate

To: DnB NOR Bank ASA (the "Agent")
From: GulfMark Rederi AS

Date: [•]

Dear Sirs,

We refer to an agreement (the "Agreement") dated [                        ] 2006 and made between (inter alia) (1) ourselves as borrower (2) the banks and financial institutions listed in Schedule 1 of the Agreement as banks and (3) the Agent as the agent and security trustee (as from time to time amended, varied, novated or supplemented).

Terms defined or construed in the Agreement have the same meanings and constructions in this Certificate.

We attach the relevant calculation details applicable on the last day of our financial [year][quarter] ending [•] (the "Relevant Period") which confirm that:-

1.	The Guarantor's Total Shareholder Equity is [ ], and the Guarantor's Total Assets are [ ]. As such the ratio of Total Shareholder Equity to Total Assets is [ ].

2.	The Guarantor's EBITDA is [ ] and the Guarantor's Interest Expense is [ ]. As such the Guarantor's ratio of EBITDA to Interest Expense is [ ].

3.	We attach Valuations for each of the Vessels showing an aggregate Valuation of [ ]. As such the aggregate of:

(a)	the Valuations of the Vessels; and

(b)	the value of any additional security acceptable to the Agent in its absolute discretion for the time being provided to the Banks (or to the Agent on their behalf) pursuant to Clause 10.2.16,

is [    ]% of the Maximum Facility Amount.

Signed:  ………………………………….
Duly authorised representative of
GULFMARK REDERI AS

SCHEDULE 7

Calculation of Effective Interest

The Norwegian Financial Agreements Act of 25 June 1999 (the "Financial Agreements Act") contains a number of detailed and mandatory requirements concerning inter alia information, which has to be documented within a contractual relationship, irrespective of whether the client of the financial institution is a consumer or a professional or commercial organisation.

One important aspect of The Financial Agreements Act is that the Banks are required to confirm to the Borrower the effective annual interest rate.

A calculation of the effective annual interest rate is subject to both a fixed nominal interest rate and a fixed utilisation rate. Since the interest is based on LIBOR and such rate may vary, and a Drawing may be subject to varying Interest Periods, the Agent cannot state one effective annual interest rate for the Facility Period. According to regulations issued under the Financial Agreement Act, it is however deemed sufficient that the Borrower is informed of and has agreed to a representative sample in respect of the calculation of the effective annual interest rate. An illustration of the calculation, subject to the following theoretical assumptions, will be:

Total facility amount: USD 30,000,000

LIBOR, 6 months: 5.309% p.a.

Margin: As defined in this Agreement

Fees: As specified in a separate Fee Letter

Drawdown Date: 8 June 2006

Effective annual interest rate, based on the above-mentioned assumptions, is calculated to 6.375% p.a.

Above calculations are intended as examples only.

By our signature to this Agreement we, GulfMark Rederi AS, hereby confirm that we understand and accept the basis of calculation of the effective annual interest rate and the contents of the samples, which form a part of the Agreement.

SIGNED by duly authorised for and on behalf of DnB NOR Bank ASA (as Agent, MLA, Issuer and Bank) in the presence of:- Ania Lipinski	) ) ) ) )	/s/ M.A. Russell /s/ Ania Lipinski Stephenson Harwood One, St. Paul’s Churchyard London EC4M 8SH
SIGNED by duly authorised for and on behalf of THE ROYAL BANK OF SCOTLAND PLC (as Bank) in the presence of:- Ania Lipinski	) ) ) ) )	/s/ Ian Mace /s/ Ania Lipinski Stephenson Harwood One, St. Paul’s Churchyard London EC4M 8SH
SIGNED by B. Streeter duly authorised for and on behalf of GULFMARK REDERI AS in the presence of:-	) ) ) ) )	/s/ Bruce Streeter /s/ Mary Kay Kutka Mary Kay Kutka 10111 Richmond Ave., Ste. 340 Houston, TX 77042